                                                                    EXHIBIT 99.1




                               DISCLOSURE DOCUMENT

                                       OF

                           DENNIS TRADING GROUP, INC.





An Illinois corporation registered with the Commodity Futures Trading Commission as a Commodity Trading Advisor and Commodity Pool Operator.


                           DENNIS TRADING GROUP, INC.
                             250 South Wacker Drive
                                    Suite 650
                             Chicago, Illinois 60606
                                 (312) 559-1895




THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS TRADING PROGRAM NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

No person is authorized by Dennis Trading Group, Inc. to give any information or to make any representations that are not contained in this Disclosure Document.



                     The Date of this Disclosure Document is

                                January 22, 1999



The delivery of this Disclosure Document at any time does not imply that the information contained herein is correct as of any time subsequent to the date shown above. This Disclosure Document is not to be distributed under any circumstances after October 22, 1999, and will be superseded after that date by a Disclosure Document containing then current information about this program.

                            RISK DISCLOSURE STATEMENT

     THE RISK OF LOSS IN TRADING COMMODITIES CAN BE SUBSTANTIAL. YOU SHOULD THEREFORE CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL CONDITION. IN CONSIDERING WHETHER TO TRADE OR TO AUTHORIZE SOMEONE ELSE TO TRADE FOR YOU, YOU SHOULD BE AWARE OF THE FOLLOWING:

1. IF YOU PURCHASE A COMMODITY OPTION, YOU MAY SUSTAIN A TOTAL LOSS OF THE PREMIUM AND OF ALL TRANSACTION COSTS.

2. IF YOU PURCHASE OR SELL A COMMODITY FUTURE OR SELL A COMMODITY OPTION, YOU MAY SUSTAIN A TOTAL LOSS OF THE INITIAL MARGIN FUNDS AND ANY ADDITIONAL FUNDS THAT YOU DEPOSIT WITH YOUR BROKER TO ESTABLISH OR MAINTAIN YOUR POSITION. IF THE MARKET MOVES AGAINST YOUR POSITION, YOU MAY BE CALLED UPON BY YOUR BROKER TO DEPOSIT A SUBSTANTIAL AMOUNT OF ADDITIONAL MARGIN FUNDS, ON SHORT NOTICE, IN ORDER TO MAINTAIN YOUR POSITION. IF YOU DO NOT PROVIDE THE REQUIRED FUNDS WITHIN THE PRESCRIBED TIME, YOUR POSITION MAY BE LIQUIDATED AT A LOSS, AND YOU WILL BE LIABLE FOR ANY RESULTING DEFICIT IN YOUR ACCOUNT.

3. UNDER CERTAIN MARKET CONDITIONS, BETWEEN YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO LIQUIDATE A POSITION. THIS CAN OCCUR, FOR EXAMPLE, WHEN THE MARKET MAKES A "LIMIT MOVE."

4. THE PLACEMENT OF CONTINGENT ORDERS BY YOU OR YOUR TRADING ADVISOR, SUCH AS A "STOP LOSS" OR "STOP LIMIT" ORDER, WILL NOT NECESSARILY LIMIT YOUR LOSSES TO THE INTENDED AMOUNTS, SINCE MARKET CONDITIONS MAY MAKE IT IMPOSSIBLE TO EXECUTE SUCH ORDERS.

5. A "SPREAD" POSITION MAY NOT BE LESS RISKY THAN A SIMPLE "LONG" OR "SHORT" POSITION.

6. THE HIGH DEGREE OF LEVERAGE THAT IS OFTEN OBTAINABLE IN COMMODITY TRADING CAN WORK AGAINST YOU AS WELL AS FOR YOU. THE USE OF LEVERAGE CAN LEAD TO LARGE LOSSES AS WELL AS GAINS.

7. IN SOME CASES, MANAGED COMMODITY ACCOUNTS ARE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY FEES. IT MAY BE NECESSARY FOR THOSE ACCOUNTS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS, AT PAGE 8, A COMPLETE DESCRIPTION OF EACH FEE TO BE CHARGED TO YOUR ACCOUNT BY THE COMMODITY TRADING ADVISOR.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ASPECTS OF THE COMMODITY MARKETS. YOU SHOULD THEREFORE CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND COMMODITY TRADING BEFORE YOU TRADE, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 7.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY TRADING ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE YOUR TRANSACTIONS MAY BE EFFECTED. BEFORE YOU TRADE YOU SHOULD INQUIRE ABOUT ANY RULES RELEVANT TO YOUR PARTICULAR CONTEMPLATED TRANSACTIONS AND ASK THE FIRM WITH WHICH YOU INTEND TO TRADE FOR DETAILS ABOUT THE TYPES OF REDRESS AVAILABLE IN BOTH YOUR LOCAL AND OTHER RELEVANT JURISDICTIONS.

     THIS COMMODITY TRADING ADVISOR IS PROHIBITED BY LAW FROM ACCEPTING FUNDS IN THE TRADING ADVISOR'S NAME FROM A CLIENT FOR TRADING COMMODITY INTERESTS. YOU MUST PLACE ALL FUNDS FOR TRADING IN THIS TRADING PROGRAM DIRECTLY WITH WITH A FUTURES COMMISSION MERCHANT.

                SPECIAL DISCLOSURE FOR NOTIONALLY-FUNDED ACCOUNTS

         YOU SHOULD REQUEST YOUR COMMODITY TRADING ADVISOR TO ADVISE YOU OF THE AMOUNT OF CASH OR OTHER ASSETS (ACTUAL FUNDS) WHICH SHOULD BE DEPOSITED TO THE ADVISOR'S TRADING PROGRAM FOR YOUR ACCOUNT TO BE CONSIDERED "FULLY-FUNDED." THIS IS THE AMOUNT UPON WHICH THE COMMODITY TRADING ADVISOR WILL DETERMINE THE NUMBER OF CONTRACTS TRADED IN YOUR ACCOUNT AND SHOULD BE AN AMOUNT SUFFICIENT TO MAKE IT UNLIKELY THAT ANY FURTHER CASH DEPOSITS WOULD BE REQUIRED FROM YOU OVER THE COURSE OF YOUR PARTICIPATION IN THE COMMODITY TRADING ADVISOR'S PROGRAM.

         YOU ARE REMINDED THAT THE ACCOUNT SIZE YOU HAVE AGREED TO IN WRITING (THE "NOMINAL" OR "NOTIONAL" ACCOUNT SIZE) IS NOT THE MAXIMUM POSSIBLE LOSS THAT YOUR ACCOUNT MAY EXPERIENCE. YOU SHOULD CONSULT THE ACCOUNT STATEMENTS RECEIVED FROM YOUR FUTURES COMMISSION MERCHANT IN ORDER TO DETERMINE THE ACTUAL ACTIVITY IN YOUR ACCOUNT, INCLUDING PROFITS, LOSSES AND CURRENT CASH EQUITY BALANCE. TO THE EXTENT THAT THE EQUITY IN YOUR ACCOUNT IS AT ANY TIME LESS THAN THE NOMINAL ACCOUNT SIZE YOU SHOULD BE AWARE OF THE FOLLOWING:

1. ALTHOUGH YOUR GAINS AND LOSSES, FEES AND COMMISSIONS MEASURED IN DOLLARS WILL BE THE SAME, THEY WILL BE GREATER WHEN EXPRESSED AS A PERCENTAGE OF ACCOUNT EQUITY.

2. YOU MAY RECEIVE MORE FREQUENT AND LARGER MARGIN CALLS.

3. THE DISCLOSURES WHICH ACCOMPANY THE PERFORMANCE TABLE MAY BE USED TO CONVERT THE RATES OF RETURN IN THE PERFORMANCE TABLE TO THE CORRESPONDING RATES OF RETURN FOR PARTICULAR FUNDING LEVELS.





                                TABLE OF CONTENTS


THE TRADING ADVISOR                    4
BUSINESS BACKGROUND                    4
THE TRADING PROGRAM                    5
RISK FACTORS                           7
FUTURES COMMISSION MERCHANTS           7
FEES                                   8
CONFLICTS OF INTEREST                 10
PERFORMANCE CAPSULES                  14
DETAILED PERFORMANCE RECORDS          23
APPENDICES                            36

                               THE TRADING ADVISOR

         Dennis Trading Group, Inc., (the "Trading Advisor"), formerly known as Richard J. Dennis & Company, is an Illinois corporation and registered commodity trading advisor and commodity pool operator. The address and telephone number of the Trading Advisor are 250 South Wacker Drive, Suite #650, Chicago, Illinois 60606 and (312) 559-1895. The principals of the Trading Advisor are Richard J. Dennis, President, and Thomas A. Dennis, Chairman. The Trading Advisor may employ agents and employees to implement the trading program described herein.

         Except with respect to partnership interests in Richard J. Dennis & Company Preferred Futures Fund, L.P., and Richard J. Dennis & Company Preferred Futures Fund II, L.P. and a limited partnership interest in another commodity pool, commissions the Trading Advisor has not traded for its own account in the past and does not trade for itself presently. The Trading Advisor, however, may trade for its own account in the future. If the Trading Advisor trades for its own account in the future, clients will not be permitted to inspect records of such trading. Richard J. and Thomas A. Dennis presently trade commodities for their own accounts. See "Conflicts of Interest." Due to the confidential nature of such trading, clients of the Trading Advisor will not be permitted to inspect such trading.

                               BUSINESS BACKGROUND

         The Trading Advisor was incorporated in Illinois as Richard J. Dennis & Company in September 1982 and is registered as a commodity trading advisor and commodity pool operator under the Commodity Exchange Act (the "Act"). The Trading Advisor became registered with the National Futures Association, ("NFA"), as a commodity trading advisor and commodity pool operator on May 11, 1983. In July 1991, the Trading Advisor changed its name to Dennis Trading Group, Inc. Performance information begins on page 14.

         Richard J. Dennis ("R. Dennis"), age 50, is the founder of the Trading Advisor. He has had over 29 years experience in the futures industry. R. Dennis has been trading futures for his own account since 1970 and will continue to do so. Throughout his career, he has been a member, at various times, of the Chicago Mercantile Exchange, the Chicago Board of Trade, the Mid America Commodity Exchange and the Commodity Exchange, Inc. (commonly known as COMEX). Currently, R. Dennis is not a member of any exchange. R. Dennis was a partner of C&D Commodities ("C&D") which formerly was registered as a Futures Commission Merchant ("FCM"). C&D, however, is no longer engaged in business. In March 1991, C&D Commodities, Inc. ("C&D, Inc.") was formed. R. Dennis is a Vice-President of C&D, Inc. which is primarily engaged in providing administrative services to Commodity Trading Advisors, including the Trading Advisor. However, R. Dennis has no ownership interest in C&D, Inc.. R. Dennis was first registered as a commodity trading advisor in his individual capacity in 1982 and rendered commodity advisory services in his individual capacity from July 1982 through May 1983. In May 1983, the Trading Advisor assumed responsibility for managing the accounts previously managed by R. Dennis. R. Dennis has been a director of the Trading Advisor from its inception until June 1991, R. Dennis also served as Chairman of the Trading Advisor. R. Dennis' duties for the Trading Advisor include the direction and supervision of the Trading Advisor's account management services, research and development of trading strategies, review of account performance and other administrative and managerial functions relating to the business of the Trading Advisor.

         Thomas A. Dennis ("T. Dennis"), age 45, joined the Mid-America Commodity Exchange in 1974 and traded for his own account. In 1976, he purchased a seat on the Chicago Board of Trade and for the next four years was both a floor broker and floor trader there. In late 1979, he joined the COMEX, the New York Cotton Exchange and the Coffee, Sugar, and Cocoa Exchange. T. Dennis was both a floor broker and a floor trader at these exchanges. In the early eighties, he also joined the New York Mercantile Exchange. In 1981, T. Dennis embarked upon a career as an "off-floor" trader, and has continued to trade off-floor since then. T. Dennis is not currently a member of any exchange. T. Dennis is the sole shareholder and President of C&D, Inc.

         Except as described below, during the past five years neither the Trading Advisor nor its principals have been the subject of any material administrative, civil or criminal action relating to the way in which client accounts were traded or managed. Beginning in or about December 1988, the Trading Advisor and R. Dennis were the subject of a number of actions, filed as class actions, which involved the manner in which the accounts of two commodity pools, the Richard J. Dennis & Company Preferred Futures Fund, L.P. and the Richard J. Dennis & Company Preferred Futures Fund II, L.P., were traded. The actions were consolidated under the caption In Re: Richard J. Dennis & Co. Securities Litigation. The consolidated action was settled in or about September 1990.

         In connection with the consolidated action, the Trading Advisor and R. Dennis denied any and all liability. The consolidated action is subject to the ongoing jurisdiction of the court in which it was pending at the time of settlement. This procedure exists in order to insure compliance by the parties with the terms of the Settlement Agreement. The terms of the Settlement Agreement provided for the payment of a cash amount which had no material impact on the Trading Advisor's ability to conduct its business. The terms of the Settlement Agreement also provided for certain contingent payments by R. Dennis through December 31, 1993. For the period from September 1988 through June 1991, the Trading Advisor had not managed customer accounts.

         There have never been any criminal actions against the Trading Advisor or its principals. There have never been any Administrative, civil or criminal proceedings brought against any of the other principals of the Trading Advisor . There are no pending actions against the trading Advisor or its principals.

                               THE TRADING PROGRAM

         The Trading Advisor's objective is to effect appreciation of its clients' assets through speculative trading of commodity interests. The Trading Advisor currently expects the majority of its trading for clients to be limited to regulated futures contracts and options on regulated futures contracts on commodity exchanges within the United States which are designated by the CFTC as contract markets. However, the Trading Advisor may engage in the trading of forward contracts (which may not be traded on exchanges,) including forward contracts on foreign currencies, and contracts on foreign exchanges (which are not regulated by the CFTC). The specific futures contracts and options on futures contracts to be traded will be selected from time to time by the Trading Advisor on the basis discussed below. Examples of futures contracts and options on futures contracts which have been traded by the Trading Advisor include, but are not necessarily limited to: gold, silver, copper, grains, the soybean complex, sugar, U.S. Treasury bonds and notes, certain foreign currencies, heating and crude oil, Eurodollars and the S & P 500 Stock Price Index. The Trading Advisor may also engage in transactions in physical commodities, including exchange for physical transactions ("EFP"). An exchange for physical is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange.

         Trading decisions of the Trading Advisor for accounts for which it provides trading advice will be based in part on ideas which have been developed over time by R. Dennis, T. Dennis and their associates, acting individually or from time to time in connection with the activities of the Trading Advisor. The ideas are basically trend-following and are not generally based on analysis of fundamental supply and demand factors, economic factors or anticipated world events ("fundamental factors"), but rather upon a study of actual price fluctuations. Application of the trading ideas is mechanical, but may require the judgment of the Trading Advisor to determine whether trade indications should be followed under extreme market conditions. The Trading Advisor may, however, consider certain fundamental factors in applying the trading idea. Further, the Trading Advisor may at times trade on the basis of its analysis of the impact of various fundamental factors on the market.

         The markets traded, generally, have been chosen for their historical performance and for their customary liquidity. From time to time, the Trading Advisor may trade in less liquid markets. There can be no assurance of liquidity in any of the markets in which the Trading Advisor trades. Execution of futures contracts always anticipates making or accepting delivery. In certain cases, the Trading Advisor may determine to accept or make delivery for a client's account or market conditions may be such that an open position cannot be liquidated to avoid delivery. In the event of a delivery, it may be necessary for the account to borrow money. Such borrowing may be arranged by the Trading Advisor and in that event, will be from independent third parties (generally banks) at market rates for short-term loans and will be at the client's expense.

         The Trading Advisor believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of the Trading Advisor's ideas, changes have been and will be made from time to time in the specific manner in which these trading ideas evaluate price movements in various commodities. As a result of such modifications, the trading ideas that may be used by the Trading Advisor in the future might differ from those previously used. Managed account clients will not be informed with respect to such changes in the Trading Advisor's trading ideas. For diversification, a number of different ideas may be used concurrently.

         The trading ideas utilized by the Trading Advisor are proprietary and confidential. The foregoing description therefore is general by necessity and is not intended to be exhaustive.

         Trading decisions will require the exercise of judgment by the Trading Advisor. Judgment is required in the evaluation of the trading ideas used by the Trading Advisor, in the evaluation and consideration of modifications of the trading ideas from time to time and in the implementation of the trading ideas. The decision not to trade certain commodities or not to make certain trades may result at times in missing price moves and hence profits of great magnitude, which other trading managers who are willing to trade these commodities may be able to capture (see "Conflicts of Interest.") Specific trading decisions for the Trading Advisor will be made by R. Dennis, T. Dennis or other traders who are, or become, associated with the Trading Advisor. However, all trading directed by the Trading Advisor will be under the supervision of R. Dennis or T. Dennis. There is no assurance that the performance of the Trading Advisor will result in profitable trading. Trading commodity options involves additional risks as discussed in the commodity option disclosure document which will be provided to clients by their respective FCMs.

         The periods at the commencement of trading or at which a drawdown from starting equity has occurred are considered to be the periods of highest risk. From these points risk management techniques are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification, such as the commitment of equity to many markets and to a number of trading strategies. Also, the Trading Advisor generally considers money management techniques which determine and limit the equity committed to each trade, market, complex and account.

         Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly among the accounts due to a number factors, including market conditions, the size of each account, the percentage gained or lost in each account, and the perceived risk aversion of each account's owner. For these and other reasons described in this document, no investor should expect necessarily the same performance as that of any other account traded previously, simultaneously, or subsequently by the Trading Advisor or any of its principals.

         The Trading Advisor believes that only the risk portion of a client's portfolio should be used to trade commodity interests. Clients should anticipate substantial losses of their original capital over long periods of time since profits, if any, are usually generated by only a few trades. Clients should anticipate even more substantial losses of profits because all profits are subjected to ever-increasing risk by the Trading Advisor and because significant portions of unrealized profits in particular are usually eroded before the Trading Advisor determines that trend reversals against its positions have occurred. For these reasons and others, some of which are described throughout this document, an account traded by Dennis Trading Group, Inc.
should be considered to be a long-term and extremely speculative investment.

         IF YOU REQUEST A COMMODITY TRADING ADVISOR TO TRADE YOUR ACCOUNT WITH A DEGREE OF LEVERAGE THAT EXCEEDS THAT RECOMMENDED AS APPROPRIATE BY THE ADVISOR, YOU SHOULD BE AWARE OF THE FOLLOWING:

         1. YOU WILL INCUR GREATER RISK BECAUSE YOU MAY EXPERIENCE GREATER LOSSES, AS MEASURED BY A PERCENTAGE OF ASSETS ACTUALLY DEPOSITED IN YOUR ACCOUNT, THAN IN AN ACCOUNT FUNDED AT THE LEVEL RECOMMENDED BY THE ADVISOR.

         2. YOUR ACCOUNT WILL EXPERIENCE GREATER VOLATILITY, AS MEASURED BY RATES OF RETURN ACHIEVED IN RELATION TO ASSETS ACTUALLY DEPOSITED IN YOUR ACCOUNT, THAN AN ACCOUNT FUNDED AT THE LEVEL RECOMMENDED BY THE ADVISOR.

         3. YOU WILL PAY HIGHER ADVISORY FEES AND BROKERAGE COMMISSIONS, AS MEASURED BY THE PERCENTAGE OF SUCH FEES AND COMMISSIONS IN RELATION TO ASSETS ACTUALLY DEPOSITED IN YOUR ACCOUNT, THAN A CLIENT'S ACCOUNT FUNDED AT THE LEVEL RECOMMENDED BY THE ADVISOR.



                                  RISK FACTORS

Volatility of Prices. A principal risk in commodity interest trading is the volatility in the market prices of commodities. The prices of commodity interests may fluctuate rapidly and over a wide range, and may reflect unforeseeable events or changing conditions. The price movements of commodity interests are influenced by, among other things, changing supply and demand relationships; governmental trade, fiscal, monetary and exchange control programs and policies; domestic and foreign political and economic events and policies; and emotions of the marketplace. None of these factors can be controlled by the Trading Advisor.

High Leverage. The low margins normally required to trade commodity interest contracts (typically between 5% and 15% of the value of the contract purchased or sold) permit a high degree of leverage. In addition, the use of partially-funded accounts may increase this leverage. Increased leverage accentuates the rates of return that may be achieved in an account -- negative as well as positive.

Illiquidity. It is not always possible to execute a buy or sell order, or to liquidate an open position, at the desired price due to market illiquidity. Such illiquidity may be caused by intrinsic market conditions (e.g., lack of demand, overabundance of supply, or imposition of price limits by the exchange) or extrinsic factors (e.g., changes in monetary policies or political or economic events).

Lack of Diversification. Although the Trading Advisor seeks to trade a diversified portfolio of commodity interest contracts, there may be times, due to market or other conditions, that the program is not well diversified. In fact, on occasion, there may even be a heavy concentration of a given commodity or commodity complex, which could increase the possibility of loss (as well as gain) in a client's account.

                  TRADING THROUGH A FUTURES COMMISSION MERCHANT

         It will be necessary for each client of the Trading Advisor to select an FCM which will hold all client funds and through which trades will be cleared. Brokerage fees and other charges to such accounts charged by the FCMs may vary significantly and are negotiated between the client and his FCM. The Trading Advisor does not require its clients to use any introducing broker, but a client may select an introducing broker to introduce trades for his account. However, use of the services of an introducing broker may increase per trade commission charges.

                                      FEES

         In return for the management of its account and execution of trades, a client will be required to pay certain fees. The Trading Advisor may elect not to charge uniform fees to all persons for whom the Trading Advisor manages accounts. Certain employees, agents or affiliates of the Trading Advisor and certain other persons at the discretion of the Trading Advisor, may pay reduced fees or will not be required to pay any fees to the Trading Advisor or may pay fees to the Trading Advisor on a basis other than as set forth below. Fees, which will be deducted directly from the client's account, will be determined as follows:

         1. The Trading Advisor will receive a quarterly incentive fee of up to one third (1/3) (the exact amount to be negotiated with each client) of "New Trading Profits". This incentive fee will vary based on account size and other factors to be determined by the Trading Advisor. New Trading Profits will represent, in general, that part of quarter-end equity, before equity additions or withdrawals, if any, which exceeds the sum of the greater of the highest previous value of quarter-end equity or beginning equity for the first quarter of trading, after provision for the Trading Advisor's fee. Equity, for the purpose of computing this fee, is the sum of all cash, Treasury bills (if any) at their cost plus accrued interest income, and other obligations at their cost (plus accrued interest), accrued interest receivable, if any, from the respective FCM, and the current market value of all open commodity positions, without reduction for brokerage commissions which would be incurred upon liquidation.

         For example, suppose a client were initially to deposit $100,000 in his commodity trading account. If, at the end of the first quarter of trading, the equity were $110,000 without any additional capital contributions, New Trading Profits would equal $10,000 and the Trading Advisor would receive a fee of $3,333 (1/3 of $10,000) which would be debited from the Trading accounts and paid to the Trading Advisor. If account equity at the end of the second quarter were $115,000, the increase in equity would be $8,333 ($115,000-$106,667) and the Trading Advisor's fee would be $2,778 (1/3 of $8,333).

         Fees will be based upon a calendar quarter. Fees which accrue for the three month periods ending March, June, September and December will be paid to the Trading Advisor in April, July, October and January, respectively. Fees which have been paid will not be returned in the event of losses in subsequent months. However, any account which has a decline in ending equity for such a three month period will not be required to pay an incentive fee until that decline in ending equity is recovered, after adjustment for additions and withdrawals. Any unrecovered trading loss carryover will be reduced on a pro rata basis, for any subsequent withdrawal of equity from the account.

         2. The Trading Advisor may charge a monthly management fee of up to 1/2% of Account Equity (the exact amount to be negotiated with each client) at the end of each month (6% annually). Any management fee charged will be paid whether or not trading has been profitable. Account Equity shall mean an account's total assets less total liabilities, to be determined on the basis of generally accepted accounting principles, consistently applied, unless otherwise specified below. Account Equity will include the sum of all cash, Treasury bills (if any) at their cost plus accrued interest, other interest-bearing obligations at their cost plus accrued interest, accrued interest receivable, if any, from the respective FCM and the current market value of all open commodity positions, without reduction for brokerage commissions which would be incurred upon liquidation as indicated by the settlement price determined by the exchanges on which such positions are maintained. If there are no trades on the date of the calculation due to the operation of the daily price fluctuation limits or due to closing of the exchange on which positions are maintained, the contract will be valued at the nominal settlement price as determined by the exchange on which positions are maintained. The monthly management fee will be calculated monthly and be payable quarterly.

         If the Account Equity includes nominal equity, such accounts management fees will be higher when expressed as a percentage of actual funds deposited. Please refer to the Management Fee Matrix to see the affect on the management fee of a partially funded account.

DENNIS TRADING GROUP, INC. - MANAGEMENT FEE MATRIX
FOR PARTIALLY FUNDED ACCOUNTS

--------------------------------------------------------------------------------
    Actual
Management Fee(1)  Management Fee based upon various funding levels(3)
-----------------  ---------------------------------------------------
     6.00%               8.57%      10.00%         12.00%      15.00%
Funding Level(2)        70.00%      60.00%         50.00%      40.00%
--------------------------------------------------------------------------------

         The above table is intended to show the management fees paid by partially funded accounts expressed as a percent of actual funds deposited at the inception of the account.


(1) Represents the Advisor's standard management fee, which is charged based upon the nominal account size, which includes notional funds for partially funded account.

(2) The funding levels cover the approximate range of customer accounts at inception. The amount of notional funds in any actual account may vary over time due to the fact that losses, profits and fees change the amount of actual funds.

(3) Represents the standard management fee expressed as a percent of actual funds deposited at the inception of the account.


         3. The FCM selected by the client will receive brokerage commissions from the client's account and may receive other benefits. These commissions may vary over time and from one FCM to another.

         At the discretion of the Trading Advisor, quarterly incentive fees and monthly management fees may not be charged to certain of its clients.

         In the event that the Trading Advisor, directly or indirectly, agrees to pay any person registered with the Commodity Futures Trading Commission under the Commodity Exchange Act (other than an employee of the Trading Advisor and other than an FCM receiving only brokerage commissions or other benefits) a fee for referring a client to the Trading Advisor, the Trading Advisor will disclose to the client in writing the name of the person being compensated and the nature of the fee.

                              CONFLICTS OF INTEREST

         The following inherent or potential conflicts of interest should be considered by prospective clients:

         1. Large Positions Taken by Messrs. Dennis and the Trading Advisor's Affiliates. Under the Act and/or the rules and regulations of the commodity exchanges, the CFTC and the commodity exchanges in the United States have established speculative position limits that restrict the number of contracts that may be held or controlled by traders. These limits are intended to prevent excessive speculation in these markets and to prevent a trader (or group of traders acting together) from exercising an undue influence on markets that would distort prices. The speculative position limits apply only to commodity interests traded on commodity exchanges. Published positions of the CFTC indicate that positions will be aggregated for purposes of applying the speculative position limits if they are: 1) under common ownership (as indicated by an interest of 10% or more in any given account); 2) under common control, directly or indirectly, as in the case of accounts directed by a single commodity trading advisor; or 3) traded according to an express or implied agreement.

         Although the Trading Advisor has traded for its own account in the past, it does not currently trade for its own account, but may do so in the future. Both R. Dennis and T. Dennis conduct substantial trading for their own personal accounts, as they have done since prior to the establishment of the Trading Advisor. In addition, both R. Dennis and T. Dennis may maintain personal trading accounts which are traded by others. T. Dennis currently maintains 2 such accounts. Because trading conducted by the Trading Advisor for its clients has (or will be) under the direction of Messrs. Dennis, positions in such accounts will be aggregated with those other positions owned or controlled by Messrs. Dennis. Consequently, the application of the speculative position limits could prevent positions being taken for accounts managed by the Trading Advisor, as described below. If any other employees of the Trading Advisor were to direct trading for the client, all trading for accounts controlled by them would be combined for speculative position limit purposes. It is also possible that if other employees of the Trading Advisor were to direct trading on its behalf for its clients, the trading of Messrs. Dennis and employees of the Trading Advisor could be combined for speculative position limit purposes. The speculative position limits are applied on an exchange-by-exchange basis. In the past, one exchange aggregated the positions owned or controlled by R. Dennis with positions owned or controlled by T. Dennis and a partner in C&D Commodities. That exchange has since reversed its decision and ceased to aggregate those positions. If positions owned or controlled by other employees or agents of the Trading Advisor were to be aggregated with positions owned or controlled by Messrs. Dennis, the ability of the Trading Advisor to trade its clients' accounts according to its regular trading methods could be materially impaired. In the event of such aggregation, substantial losses could result to client accounts if the Trading Advisor were required to liquidate positions immediately in those accounts. In addition, client accounts could be foreclosed from future profit opportunities by such aggregation. The Trading Advisor might have to develop alternative trading methods and strategies if it were to continue to manage client accounts after such aggregation were ordered. In addition, it is possible that should such aggregation of positions be required, the Trading Advisor could decide to curtail or to discontinue its rendering of trading advice.

         The trading conducted by Messrs. Dennis for their own accounts is so substantial that at any given time each of them, even if their positions were not aggregated, expects to approach or reach the speculative position limits established for a number of commodity interests. Such commodity interests will vary from time to time, depending on the analyses of the markets. In some circumstances, either R. Dennis or T. Dennis may desire to establish positions in a commodity interest at or about the same time that similar positions in that commodity interest are indicated for accounts of the Trading Advisor's clients. In such cases, positions would be taken for the account of R. Dennis or T. Dennis or clients' accounts, as the case may be, in the order that such trades are placed, up to the applicable speculative position limits. If trades were indicated for clients' accounts and such trades could be filled without exceeding the applicable speculative position limit, those trades would be made for the clients' accounts, which might preclude the establishment later by R. Dennis or T. Dennis of a position in that same commodity interest. If a trade were to be made by either R. Dennis or T. Dennis and that trade could be filled without exceeding the applicable speculative position limit, it would be made for their respective account. As a result, the client accounts could later be precluded from taking a position or additional position in that commodity interest. Therefore, there is a conflict of interest between the duty of the Trading Advisor and Messrs. Dennis to trade the accounts of its clients in the best interests of those clients and the interest of Messrs. Dennis in obtaining priority for trades for their personal accounts for commodity interests. While the speculative position limits may from time to time impair the ability of the Trading Advisor to establish positions in certain commodity interests for the client when either R. Dennis or
T. Dennis has previously established positions for their own accounts in such commodity interests, each of them might also be precluded from taking or expanding a position in a commodity interest if clients had previously established positions in that commodity interest. Under no circumstances would positions in the account of any client be liquidated to permit positions to be taken for the personal accounts of either R. Dennis or T. Dennis.

         2. Differences in Trading Conducted for the Trading Advisor's Clients and by Messrs. Dennis and the Trading Advisor's Affiliates for their own accounts. The methods to be employed by the Trading Advisor in directing trading is described above. Potential investors should note that the trading methods and general principles described there are applied in a substantially different manner in trading directed by Messrs. Dennis for their respective accounts, as described below. The Trading Advisor and Messrs. Dennis constantly review and update a substantial number of trading strategies and employ, at any given time, those which they believe demonstrate the best opportunities for profitable trading. The actual strategies used from time to time are expected to vary. It is these selected strategies which are applied differently by Messrs. Dennis in trading their respective accounts and by the Trading Advisor in directing trading for clients. As a result, performance of a client's account is likely to differ significantly over time from the performance of the accounts of R. Dennis or T. Dennis, as described below. In general, these differences are due to the willingness of Messrs. Dennis to accept greater risks for what are perceived to be greater opportunities for profits in the trading which they conduct for their own accounts.

         The Trading Advisor believes that trading conducted for its clients varies in three primary ways from the trading conducted by Messrs. Dennis for their respective accounts. These differences include: (1) levels of risk; (2) market liquidity; and (3) commission rates. These differences are explained below.

         First, Messrs. Dennis are generally willing to make trades for their respective accounts which may involve a high probability of loss if any profits that could be achieved could be substantial. In contrast, the Trading Advisor will make trades for client accounts which may, in its view, involve lower probability of loss but may also generally present lower profit opportunities. As indicated earlier, Messrs. Dennis are continually willing to take what are perceived to be substantial trading risks continually for their respective accounts, while the Trading Advisor seeks to avoid exposing clients' accounts to trades analyzed as having a high probability of loss. However, the Trading Advisor's analysis of the relative risk of loss in such transactions could be incorrect. Accordingly, the results of actual trading for client accounts could involve greater risk and a higher rate of failure to earn profits than the Trading Advisor's analysis indicated, the trading conducted for either R. Dennis or T. Dennis or both.

         Second, Messrs. Dennis are generally willing to trade markets with low liquidity, while the Trading Advisor generally will establish positions for clients in the more liquid markets. Market liquidity is analyzed quantitatively to ascertain those markets and contracts which may be traded for client accounts of the Trading Advisor if appropriate profit opportunities exist. One consequence of trading less liquid markets is possible exposure to market conditions which do not permit easy entry and exit, and therefore could expose a trader to greater losses than might otherwise be incurred, or cause a trader to lose opportunities for profit.

         Third, Messrs. Dennis pay commission rates for the trades made for their respective accounts at rates which are substantially lower than rates generally available to public investors, such as clients of the Trading Advisor. Accordingly, there is less cost to modifying, liquidating or opening a position for their accounts than for the clients' account. As a result, they are able to enter into certain positions in which profit opportunities are perceived to exist while clients are not able to enter into such positions because, in part, of the relative cost of entering and exiting such positions. Such costs reduce the size of any gain on a profitable trade and increase the size of any loss on a losing trade. Many of the positions taken for any of the accounts of R. Dennis or T. Dennis would not present opportunities for profit if higher commissions were to be paid. In addition, low commission rates permit them to move in and out of markets, often several times within a single day, as conditions are perceived to change. The Trading Advisor does not believe such trading can be conducted prudently for client accounts paying significantly higher commissions rates.

         One consequence of the lower commission rates paid by Messrs. Dennis on trades conducted in their personal accounts is that the velocity or turnover rate of trading conducted for their own accounts has been and is expected in the future to be substantially higher than turnover in client accounts of the Trading Advisor. Each of them are more likely to engage in trading for the short term, including in some cases, positions held for less than a day. High velocity trading is not, in the opinion of the Trading Advisor, compatible with profitable trading for client accounts due in part to the high commission/equity ratio which such trading would produce.

         All of the factors described above as distinguishing trading conducted by Messrs. Dennis for their respective accounts from trading conducted for the Trading Advisor's clients are not necessarily present in every trade made by them, since different combinations of those factors at different times are likely under varying conditions in different markets. Due to those differences in trading, the Trading Advisor believes that R. Dennis and T. Dennis will seldom be making the identical trades for their respective accounts that the Trading Advisor is making for client accounts at the same time. Accordingly, trading conducted by Messrs. Dennis for their own accounts, or trades in accounts of Messrs. Dennis which are managed by others, may, at times, involve positions which differ from, or are opposite to (e.g. in the case of short term trading) trades made for other clients at the direction of the Trading Advisor, and at other times may compete with other clients in bidding on sales or purchases of the same commodity interests.

         In addition to trading conducted by Messrs. Dennis for their own accounts, certain employees and agents of the Trading Advisor may trade for their own accounts. Some trading conducted by the employees and agents of the Trading Advisor is based on advice obtained from sources other than the Trading Advisor and such trading may differ from or be opposite to trading directed for the client by the Trading Advisor. Additionally, some employees have in the past retained, and in the future may retain, the Trading Advisor to manage accounts. Some of these accounts may pay lower brokerage commissions (comparable to those paid by Messrs. Dennis for trades for their respective accounts) and pay no advisory fees to the Trading Advisor because of the close business relationship the account owners and Messrs. Dennis. The performance results of such accounts are expected to vary from those for other clients accounts due to the lower fees payable by them. The past performance of any of these accounts as well as the performance of the accounts of certain partners, employees and agents of C&D formerly managed by the Trading Advisor are included in the tables presenting the performance of Messrs. Dennis and of the Trading Advisor.

         3. Distribution of Trades. Because of price volatility, variations in liquidity from time to time and differences in order execution, it is impossible for the Trading Advisor to obtain identical trade executions for all of its clients. In addition to differences in brokerage commission rates and advisory fees payable by client accounts, such variations and differences will produce performance differences among client accounts over time. In an effort to treat its clients fairly when block orders for client accounts are filled at different prices, the Trading Advisor will, to the extent possible, assign trades to the various FCMs carrying client accounts on a random basis. R. Dennis, T. Dennis or the employees or agents of the Trading Advisor may maintain accounts managed by the Trading Advisor. Those accounts, if any, will be treated in the same manner as other client accounts managed by the Trading Advisor with respect to the distribution of trades when block orders for client accounts are filled. Trades made by Messrs. Dennis for their personal accounts and trades made for the personal accounts of employees or agents, which are not managed by the Trading Advisor, are specifically identified at the time orders are placed with an FCM and are not subject to such an allocation. As a result, orders are expected to be placed in the ordinary course of business for the personal accounts of either Mr. Dennis (including those accounts which are managed by others) and for the accounts of other employees or agents of the Trading Advisor either before or after orders are placed for clients' accounts. This manner of placing trades has been established by the Trading Advisor and Messrs. Dennis without the benefit of negotiation with any independent parties. This manner of entering trades for the personal accounts of Messrs. Dennis may result in clients receiving less favorable prices for trades than those received by the personal accounts and by the accounts of other employees or agents of the Trading Advisor when they are all competing for the same trades. In certain circumstances, it may also result in clients' accounts being unable to take or exit a position at prices indicated as optimal by the Trading Advisor's trading ideas when their accounts of Messrs. Dennis employees and agents of the Trading Advisor and clients have positions in the same commodity in the same month. However, as described above, trading for the accounts of Messrs. Dennis and for the accounts of other employees or agents of the Trading Advisor will generally not be identical with trading conducted for clients of the Trading Advisor. The Trading Advisor and Messrs. Dennis will not deliberately favor their personal accounts or any client accounts under its management over other client accounts. Clients will not be permitted to inspect the trading records of Messrs. Dennis.

         4. Management of Other Accounts by Trading Advisor. The Trading Advisor may advise other clients, including commodity pools. Positions held by such accounts will be aggregated with those held by the client, the Trading Advisor, and Messrs. Dennis for the purpose of applying the speculative position limits. If these limits were reached by trading directed by the Trading Advisor or Messrs. Dennis, the client's account might be unable to enter or hold certain positions. Such other accounts managed by the Trading Advisor could also compete with the client's account for the execution of the same trades. However, the Trading Advisor will place trades in a manner intended to treat all client accounts equitably.

         5. Incentive Fee as Possible Sole Basis of Trading Advisor's Compensation. Because the Trading Advisor may negotiate with some clients a compensation arrangement based exclusively, or more substantially on an incentive fee and because the Trading Advisor will not be directly penalized for trading losses in client accounts, the Trading Advisor may adopt a more aggressive trading strategy than might be chosen by the Trading Advisor if it were to be compensated in a different manner. Because some clients may pay incentive fees which are greater than some incentive fees payable to the Trading Advisor by other managed accounts, the Trading Advisor may have an economic incentive to trade some client accounts more aggressively in order to maximize profits for accounts in which it will share profits through the incentive fee. There is a potential conflict of interest between the Trading fiduciary duty to treat all its clients fairly and its interest in obtaining higher incentive fees from its clients willing to pay more for its services. The Trading Advisor intends to manage all client accounts in the same manner and thus intends not to differentiate among client accounts on the basis of differences in its fees or in brokerage commissions.

         6. Other Activities of Mr. Dennis. Both R. Dennis and T. Dennis are currently, and expect in the future to be, engaged in other business activities, some of which could involve the futures industry. Further, they are, or may become, engaged in various philanthropic and political activities. In addition, each may be engaged in trading for his own personal account. Accordingly, neither R. Dennis nor T. Dennis intends to devote his full time to the conduct of trading for client accounts. As a result, each will have a conflict of interest between his obligations to devote appropriate attention to client accounts and his interests in engaging in other activities. However, both R. Dennis and T. Dennis intend to devote sufficient attention to the operation and activities of the Trading Advisor.

         7. Designation of Floor Brokers by Trading Advisor. It is expected that the Trading Advisor will designate the floor brokers who are to execute trades for the client accounts on the floors of various exchanges. The same floor brokers would generally be used by Messrs. Dennis in trading for their own accounts. The Trading Advisor intends to select floor brokers based upon its good faith judgment of their skills in executing orders. If such floor brokers were to receive orders for the same trades for the accounts of clients and either R. Dennis or T. Dennis at the same time, Messrs. Dennis might compete with the client accounts for trade execution and thereby detrimentally affect the ability of the floor broker designated by the Trading Advisor to execute orders on behalf of client accounts. Such floor brokers will also generally trade for their own accounts. On exchanges where crossing of trades is permitted, these arrangements can also result in a client account and one or more of the accounts of R. Dennis and T. Dennis being on opposite sides of the same transaction handled by a single floor broker.

         8. Commodity Transactions of C&D, Trading Advisor and their Affiliates and Customers. The directors, officers and employees of the Trading Advisor and its affiliates may trade in commodity interests from time to time for their own accounts. Transactions for such accounts may be identical, similar, opposite or inconsistent with those executed for client accounts. It is likely that the volume of trading by such parties will result in the client accounts competing with such other parties from time to time in bidding on similar purchases or sales of commodity interests. Transactions for such parties might be affected when similar trades for the client accounts are not executed or are executed at less favorable prices. The operating policies of the Trading Advisor require that orders be transmitted to the trading floors of the commodity exchanges in the sequence received, regardless of customer size or identity. Clients will not be permitted to inspect the trading records of the Trading Advisor, or its directors, officers, partners and employees in light of the proprietary and confidential nature of such records.

                              PERFORMANCE CAPSULES

The Performance Capsules included in this document have not been audited, but in the opinions of T. Dennis, R. Dennis and the Trading Advisor, reasonably present performance of the accounts under management in conformity with the regulations of the CFTC. The Performance Capsules do not include the results of trading of the non-discretionary personal trading accounts of T. Dennis or R. Dennis.

The results set forth in the following capsules are not indicative of the results which may be achieved by the Trading Advisor in the future. Past results are not necessarily indicative of future results. No representation is made that any account will or is likely to achieve profits or incur losses similar to those shown. Such results are presented on a composite basis rather than on an account by account basis and each individual account' experience may differ from the composite figures shown. In addition, because the Trading Advisor has modified and will continue to modify its trading methods, the results are shown in the Capsules do not necessarily reflect the precise trading methods which will be used by the Trading Advisor on behalf of any particular client account. The markets in which the Performance Capsules were compiled have been and are continuing to change. A trading method or approach which was successful in a particular set of market conditions might not be successful in market conditions existing currently or in the future. Apart from the effects of a larger account size on particular trading decisions such as the relative size of positions taken, degree of diversification and particular commodities traded, the size of an account may generally affect the design or execution of the Trading Advisor's trading methods.

DENNIS TRADING GROUP, INC. - PERFORMANCE CAPSULE A-1

Performance Capsule A-1 represents the results of all customer accounts of the Advisor in the current trading program which commenced trading activities in May 1994. The current trading program is the program currently being offered to customers.

For the period from May 1994 through October 31, 1998, the Advisor managed 35 customer accounts in the current program. As of October 31, 1998, 24 accounts remained open and 11 accounts had closed. For closed accounts, the largest trading gain was approximately $1,665,000 over a twenty-nine month period and the greatest trading loss was approximately $8,000 over a ten month period. As of October 31, 1998 for open accounts, the largest trading gain was approximately $20,334,000 over a thirty-one month period and the greatest trading loss was approximately $84,000 over a four month period. At October 31, 1998 account size of the open accounts ranged from $628,000 to $40,400,000. For Capsule A-1, for the period from May 1994 to July 1995, no Trading Advisor's Fees were actually charged to certain accounts. However, management fees and incentive fees have been provided on a pro forma basis. Pro forma management fees are provided at a rate of .167% monthly (2% per annum) times the then month end value of the account before pro forma Trading Advisor's fees. Pro forma incentive fees are based upon 20% of quarterly net profits after deducting for pro forma management fees. Certain accounts, at the discretion of the FCM which clears the account, were charged brokerage commissions and miscellaneous expenses at rates which are generally not available to the public. However, brokerage commissions and miscellaneous expenses have been provided for such accounts on a pro forma basis at a rate of $13 per actual round-turn trade.

DENNIS TRADING GROUP, INC. - PERFORMANCE CAPSULE A-2

Performance Capsule A-2 represents the results of all customer accounts under the Former Program of the Advisor from August 1991 (when Dennis Trading Group, Inc. commenced trading client accounts) through May 1994. All accounts in the former trading program were closed in May 1994 and this program is no longer being offered to customers.

For the period from August 1991 to May 1994, 20 accounts had been traded in the former program. All the accounts in the former trading program closed with trading losses. The accounts ranged in size from $100,000 to $22,900,000. The greatest trading loss of accounts in this program was $9,600,000 are 48% of average equity over a 10 month period. The maximum drawdown for this program was 77% for the period from March 1993 to May 1993.

         Certain accounts, at the discretion of the FCM which clears the account, were charged brokerage commissions and miscellaneous expenses at rates which are generally not available to the public. However, brokerage commissions and miscellaneous expenses have been provided for such accounts on a pro forma basis at a rate of $13 per actual round-turn trade.


DENNIS TRADING GROUP, INC. - RATE OF RETURN MATRIX
FOR PARTIALLY FUNDED ACCOUNTS

         The following matrix is provided to enable a prospective customer to convert any indicated Fully Funded Rate of Return to an equivalent Rate of Return at various funding levels.

--------------------------------------------------------------------------------
                     Actual
                     RORs(1)     ROR based upon various funding levels(3)
                     -------     ------------------------------------------
                     -15.6%      -22.3%      -26.0%      -31.2%      -39.0%
                     -12.4%      -17.7%      -20.7%      -24.8%      -31.0%
                      -1.5%       -2.1%       -2.5%       -3.0%       -3.8%
                       4.1%        5.9%        6.8%        8.2%       10.3%
                      12.6%       18.0%       21.0%       25.2%       31.5%

Funding Level(2)     100.0%       70.0%       60.0%       50.0%       40.0%

--------------------------------------------------------------------------------

         The above table is intended to show the rates of return which notionally funded accounts at various levels may have achieved based upon a range of the Advisor's actual rates of return.

(1) Represents actual monthly rate of returns as reported in Capsule A-1.

(2) The funding levels cover an approximate range of notionally funded accounts.

(3) Represents hypothetical rates of return and attempt to represent the rate of return a partially funded account may have achieved. The returns are inversely proportional to the actual rates of return based upon the funding level.


          PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                           DENNIS TRADING GROUP, INC.

                                 CURRENT PROGRAM

                             PERFORMANCE CAPSULE A-1

                             AS OF OCTOBER 31, 1998

                                 RATE OF RETURN


                   1998        1997          1996         1995             1994
                   ----        ----          ----         ----             ----
MONTH
JANUARY           16.9%         7.0%          5.8%        -5.3%**
FEBRUARY           3.0%        -0.1%          3.6%        -8.6%**
MARCH              7.2%        -5.3%          7.1%        17.1%**
APRIL             -9.0%        -5.3%         33.8%         7.6%**
MAY                9.5%        -2.5%         -3.2%        12.6%**          1.9%**
JUNE               9.0%        -5.4%         -4.2%         8.6%**         12.6%**
JULY              -6.6%        -1.5%         -4.0%       -15.1%**          4.1%**
AUGUST            14.3%       -11.0%          9.5%        21.5%          -15.6%**
SEPTEMBER          6.9%        45.9%         19.4%         2.4%            1.3%**
OCTOBER           -7.2%        -2.7%         18.9%         1.3%          -12.4%**
NOVEMBER                        8.2%          1.1%        24.5%          - 1.5%**
DECEMBER                       -3.5%         -3.2%        17.6%           22.7%**

YEAR              48.2%        15.0%        112.9%       109.0%            8.1%


OFFERED PROGRAM:

NAME OF CTA:DENNIS TRADING GROUP, INC.
NAME OF PROGRAM: CURRENT PROGRAM

START DATE:

   CLIENT ACCOUNTS - JULY 1982
   THIS PROGRAM - MAY 1994

TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, CASH@ OCTOBER 31, 1998:
  $178,989,926
TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, NOMINAL@ OCTOBER 31, 1998:
  $224,439,642
WORST MONTHLY PERCENTAGE DRAWDOWN: 18.2% - 7/95
WORST PEAK TO VALLEY DRAWDOWN: 38.6% - 2/97 TO 8/97


NO. OF ACCOUNTS:                          35

CLOSED ACCOUNTS:

             PROFITABLE                   10
             UNPROFITABLE                  1

             TOTAL                        11

OPEN ACCOUNTS:
             PROFITABLE                   22
             UNPROFITABLE                  2

             TOTAL                        24

LARGEST MONTHLY DRAWDOWN: REPRESENTS THE LARGEST LOSS EXPERIENCED BY AN ACCOUNT IN THE TRADING PROGRAM IN ANY CALENDAR MONTH EXPRESSED AS A PERCENTAGE OF BEGINNING NET ASSET VALUE. THE TERM "DRAWDOWN" MEANS LOSSES EXPERIENCED BY AN ACCOUNT OVER A SPECIFIED PERIOD.

LARGEST PEAK-TO-VALLEY MONTHLY DRAWDOWN: REPRESENTS THE GREATEST CUMULATIVE PERCENTAGE DECLINE IN MONTH END NET ASSET VALUE DUE TO LOSSES SUSTAINED BY AN ACCOUNT IN THE TRADING PROGRAM DURING ANY PERIOD IN WHICH THE INITIAL MONTH END NET ASSET VALUE IS NOT EQUALED OR EXCEEDED BY A SUBSEQUENT MONTH END NET ASSET VALUE.

THE MONTHLY RATE OF RETURN IS COMPUTED BY USING THE "FULLY FUNDED SUBSET" METHOD. THE MONTHLY RATES ARE THEN COMPOUNDED TO ARRIVE AT THE ANNUAL RATE OF RETURN.

** REPRESENTS PRO FORMA RATE OF RETURN AS CERTAIN ACCOUNTS INCLUDE PRO FORMA BROKERAGE COMMISSIONS OR TRADING ADVISOR'S FEES (MAY 1994 TO JULY 1995). (SEE "PAST PERFORMANCE OF ADVISOR").

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                           DENNIS TRADING GROUP, INC.

                                 FORMER PROGRAM

                             PERFORMANCE CAPSULE A-2

                     REPRESENTS PRO FORMA RATE OF RETURN AS
                  CERTAIN ACCOUNTS INCLUDE PRO FORMA BROKERAGE
                     COMMISSIONS OR TRADING ADVISOR'S FEES.

                             AS OF OCTOBER 31, 1998

                                 RATE OF RETURN


                1994        1993        1992        1991
               -----       -----       -----        ----
MONTH
JANUARY        -14.3%       -9.9%       -0.1%
FEBRUARY        49.2%        4.3%       -7.9%
MARCH           18.8%      -19.2%       -3.5%
APRIL            3.0%      -14.2%      -16.0%
MAY            -25.8%      -66.4%      -12.4%
JUNE                       313.7%      -16.0%
JULY                        71.9%       11.1%
AUGUST                      -0.1%      -17.0%       14.4%
SEPTEMBER                   -0.2%      -11.5%       -0.5%
OCTOBER                      6.1%       -9.8%        2.1%
NOVEMBER                   -25.2%       -0.3%        7.6%
DECEMBER                   -15.7%       -2.1%       13.6%

YEAR            16.0%        3.8%      -60.5%       42.2%


CLOSED PROGRAM:

NAME OF CTA:DENNIS TRADING GROUP, INC.
NAME OF PROGRAM: FORMER PROGRAM

START DATE:

 CLIENT ACCOUNTS - JULY 1982
 THIS PROGRAM - AUGUST 1991

TOTAL ASSETS UNDER MANAGEMENT THIS PROGRAM,CASH@ OCTOBER 31, 1998: $-0-TOTAL ASSETS UNDER MANAGEMENT THIS PROGRAM,NOMINAL@ OCTOBER 31, 1998: $-0-TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, CASH@ OCTOBER 31, 1998:
  $178,989,926
TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, NOMINAL@ OCTOBER 31, 1998:
  $224,439,642
WORST MONTHLY PERCENTAGE DRAWDOWN: 78.3% - 5/93
WORST PEAK TO VALLEY DRAWDOWN: 96.8% - 2/92 TO 5/93


   NO. OF ACCOUNTS:                           20
   CLOSED ACCOUNTS:
             PROFITABLE                        0
             UNPROFITABLE                     20
                                              20
   OPEN ACCOUNTS:
             PROFITABLE                        0
             UNPROFITABLE                      0
   TOTAL                                       0


LARGEST MONTHLY DRAWDOWN: REPRESENTS THE LARGEST LOSS EXPERIENCED BY AN ACCOUNT IN THE TRADING PROGRAM IN ANY CALENDAR MONTH EXPRESSED AS A PERCENTAGE OF BEGINNING NET ASSET VALUE. THE TERM "DRAWDOWN" MEANS LOSSES EXPERIENCED BY AN ACCOUNT OVER A SPECIFIED PERIOD.

LARGEST PEAK-TO-VALLEY MONTHLY DRAWDOWN: REPRESENTS THE GREATEST CUMULATIVE PERCENTAGE DECLINE IN MONTH END NET ASSET VALUE DUE TO LOSSES SUSTAINED BY AN ACCOUNT IN THE TRADING PROGRAM DURING ANY PERIOD IN WHICH THE INITIAL MONTH END NET ASSET VALUE IS NOT EQUALED OR EXCEEDED BY A SUBSEQUENT MONTH END NET ASSET VALUE.

THE MONTHLY RATE OF RETURN WAS COMPUTED USING THE "FULLY FUNDED SUBSET" METHOD FOR MONTHS WHICH INCLUDED NOMINALLY FUNDED ACCOUNTS. THE MONTHLY RATE OF RETURN FOR FEBRUARY 1993 AND JULY 1993 WAS COMPUTED USING THE DAILY COMPOUNDED METHOD. THE MONTHLY RATES ARE THEN COMPOUNDED TO ARRIVE AT THE ANNUAL RATE OF RETURN.

                           DENNIS TRADING GROUP, INC.
              NOTES TO CAPSULES A-1 AND A-2 PERFORMANCE INFORMATION

The accompanying capsule information presents certain results of customer accounts managed by Dennis Trading Group, Inc., (the "Advisors"). A summary of the significant account policies which have been followed in preparing the accompanying capsule performance is set forth below. All performance has been prepared on an accrual basis in accordance with generally accepted accounting principles.

NO. OF ACCOUNTS: Represents total accounts as of the date shown in this program and in all programs traded by the Advisor.

TOTAL ASSETS UNDER MANAGEMENT, CASH: Represents the Net Assets in this program and all programs traded by the Advisor as of the date shown, computed on an accrual basis in accordance with generally accepted accounting principles, and includes the sum of all cash, securities, options, and open commodity futures positions, US Treasury securities, and accrued interest income less accrued expenses and fees.

TOTAL ASSETS UNDER MANAGEMENT, NOMINAL: Represents the dollar amount that the Advisor and its customers have agreed in writing will determine the level of trading regardless of the amount of Actual Funds.

LARGEST MONTHLY DRAWDOWN: Represents the largest loss experienced by an account in the Trading Program in any calendar month expressed as a percentage of the beginning net asset value. The term "drawdown" means losses experienced by an account over a specified period.

LARGEST PEAK-TO-VALLEY DRAWDOWN: Represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by an account in the Trading Program during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value.

CLOSED ACCOUNTS: Shows the accounts which were traded by the Advisor pursuant to this program but are now closed, broken down by profitable and unprofitable.

MONTHLY RATE OF RETURN: For Capsule A-1, Monthly Rate of Return is computed and presented using the Fully-Funded Subset method. For Capsule A-2, Monthly Rate of Return was computed using the Fully-Funded Subset method for months which included Nominally Funded Accounts. The Monthly Rate of Return for February 1993 and July 1993 was computed using the Daily Compounded method.


                                     -17(a)-

                           DENNIS TRADING GROUP, INC.
              NOTES TO CAPSULES A-1 AND A-2 PERFORMANCE INFORMATION
                                   (CONTINUED)

ANNUAL RATE OF RETURN: Represents the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rate of return for each month beginning with the first month presented in each period and represents the net percentage change since the beginning of the period presented.

TRADING ADVISOR'S FEES: For Capsule A-1, for the period from May 1994 to July 1995, no Advisor's Fees were charged to certain accounts. However, management and incentive fees have been provided on a pro forma basis. Pro forma management fees are being provided at a rate of .167% monthly (2% annual) and pro forma incentive fees have been provided on a quarterly basis at 20% of net profits after pro forma management fees.

For Capsule A-1, from December 1994 the Advisor charged management fees ranging form 0% to 3% (annually) and incentive fees ranging from 13.75% to 30% of net new trading profits, as defined in the respective advisory agreements.

For Capsule A-2 the Advisor charged management fees ranging from 0% to 2% (annually) and incentive fees from 15% to 25% of net new trading profits, as defined in the respective advisory agreements.


                                     -17(b)-

       RICHARD J. DENNIS & COMPANY - PERFORMANCE CAPSULES B-1 THROUGH B-3

         The Trading Advisor changed its name from Richard J. Dennis & Company to Dennis Trading Group, Inc. in July 1991. Richard J. Dennis & Company has managed no customer accounts since August 1988. From July 1982 until June 1983,
R. Dennis managed customer accounts as an individual commodity trading advisor. The actual composite performance of accounts subject to such authority during this period is set forth in Capsule B-1. On June 1, 1983, the management of those accounts was transferred to Richard J. Dennis & Company and the actual performance of such accounts continues in Capsule B-2.

         The Capsules are prepared on a composite basis and do not reflect the actual performance of any individual account. Through May 31, 1983, R. Dennis advised 253 accounts, and to August 1988 Richard J. Dennis & Company had advised 434 accounts. In August 1988, Richard J. Dennis & Company ceased trading customer accounts. Any individual account may have had more or less favorable results than that indicated by the composite information presented in the Capsules. Results among the accounts will vary depending on a number of factors such as the size of the account, risk tolerance, commission rates, advisory fee structure, the date the account started trading and the order in which trades for the various accounts were entered. Capsule B-2 includes the accounts of two publicly-traded commodity pools for which Richard J. Dennis & Company was the general partners and the accounts of certain employees..

       Performance Capsule B-1

         Capsule B-1 reflects the composite trading performance of accounts managed by R. Dennis through May 1983. For approximately the first twelve months during which R. Dennis and the Trading Advisor managed client accounts, it traded for those accounts in a manner similar to that employed by R. Dennis for his own trading. Thereafter, trading for client accounts was conducted under modifications of that system. On May 31, 1983, R. Dennis was advising 253 commodity accounts. To that date, 253 accounts had been closed. As of May 31, 1983, for open accounts and as of the date of closing for closed accounts, 207 had a positive net performance, 46 accounts had a negative net performance. Of the accounts which had not been closed as of May 31, 1983, the one with the greatest dollar gain was approximately $966,000 or 84% of invested capital (over a 38-week period) and the one with the greatest dollar loss was approximately $6,100 or 6% of invested capital (over a 12-week period). Of the accounts which had been closed on or by May 31, 1983, the one with greatest dollar gain was approximately $76,000 or 153% of invested capital (over a 27-week period) and the one with the greatest dollar loss was approximately $485,000 or 37% of invested capital (over a 5-week period). The foregoing percentages are based on a weighted average of invested capital (additions less withdrawals) in customer accounts and are not presented on an annualized basis. Such additions and withdrawals are assumed to have been made on the 15th day of the applicable months.

       Performance Capsule B-2

         The accounts formerly managed by R. Dennis were transferred to Richard
J. Dennis & Company as of June 1, 1983. The following discussion pertains to the trading performance of Richard J. Dennis & Company from that date through August 1988 (when all customer accounts were closed). Its composite trading performance during this period is reflected in Capsule B-2. To that date, 434 accounts had been closed. As of the date of closing, 69 accounts had a positive net performance, and 365 accounts had a negative net performance. The account with the greatest dollar gain was approximately $1,700,000 or 109% of average invested capital (over a 235-week period). The account with the greatest dollar loss was approximately $38,600,000 or 52% of average invested capital (over a 50-week period). The foregoing percentages are based on a weighted average of invested capital (additions less withdrawals) plus average net profits reinvested in a customer accounts and are not presented on an annualized basis. Additions and withdrawals are assumed to have been made on the 15th day of applicable months. Profits are assumed to have been reinvested in equal installments during the period under management.

         Performance Capsule B-3

         In April 1988, due to a series of trading losses, Richard J. Dennis & Company temporarily suspended trading for two accounts which were limited partnerships for which it was also the general partner. The accounts remained inactive, other than for administrative matters, until August 1988 when trading resumed.

         Since other client accounts remained active during the period, the inactive accounts are presented separately from the composite table and appear in Capsule B-3.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                RICHARD J. DENNIS

                             PERFORMANCE CAPSULE B-1

                             AS OF OCTOBER 31, 1998

                                 RATE OF RETURN


                  1983           1982
                  ----           ----
MONTH
JANUARY           53.3%
FEBRUARY          -5.5%
MARCH            -27.8%
APRIL             29.0%
MAY                4.1%
JUNE
JULY                              0.0%
AUGUST                           54.0%
SEPTEMBER                         5.4%
OCTOBER                          18.5%
NOVEMBER                          2.5%
DECEMBER                         15.0%
YEAR              40.5%         126.7%



CLOSED PROGRAM:

NAME OF CTA:RICHARD J. DENNIS
NAME OF PROGRAM: RICHARD J. DENNIS

START DATE:

  CLIENT ACCOUNTS - JULY 1982
  THIS PROGRAM - JULY 1982


TOTAL ASSETS UNDER MANAGEMENT THIS PROGRAM,CASH@ OCTOBER 31, 1998: $-0-TOTAL ASSETS UNDER MANAGEMENT THIS PROGRAM,NOMINAL@ OCTOBER 31, 1998: $-0-TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, CASH@ OCTOBER 31, 1998:
  $178,989,926
TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, NOMINAL@ OCTOBER 31,
  1998:$224,436,642
WORST MONTHLY PERCENTAGE DRAWDOWN: 27.8% - 3/83
WORST PEAK TO VALLEY DRAWDOWN: 31.7% - 2/83 TO 3/83


NO. OF ACCOUNTS:                           253

CLOSED ACCOUNTS:
             PROFITABLE                    207
             UNPROFITABLE                   46

             TOTAL                         253


OPEN ACCOUNTS:

             PROFITABLE                      0
             UNPROFITABLE                    0

             TOTAL                           0

LARGEST MONTHLY DRAWDOWN: REPRESENTS THE LARGEST LOSS EXPERIENCED BY THE TRADING PROGRAM IN ANY CALENDAR MONTH EXPRESSED AS A PERCENTAGE OF BEGINNING NET ASSET VALUE. THE TERM "DRAWDOWN" MEANS LOSSES EXPERIENCED BY THE TRADING PROGRAM OVER A SPECIFIED PERIOD.

LARGEST PEAK-TO-VALLEY MONTHLY DRAWDOWN: REPRESENTS THE GREATEST CUMULATIVE PERCENTAGE DECLINE IN MONTH END NET ASSET VALUE DUE TO LOSSES SUSTAINED BY THE TRADING PROGRAM DURING ANY PERIOD IN WHICH THE INITIAL MONTH END NET ASSET VALUE IS NOT EQUALED OR EXCEEDED BY A SUBSEQUENT MONTH END NET ASSET VALUE.

MONTHLY RATE OF RETURN WAS COMPUTED USING THE "TIME WEIGHTING" METHOD. THE MONTHLY RATES ARE THEN COMPOUNDED TO ARRIVE AT THE ANNUAL RATE OF RETURN.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                           RICHARD J. DENNIS & COMPANY

                             PERFORMANCE CAPSULE B-2

                             AS OF OCTOBER 31, 1998

                                 RATE OF RETURN




                   1988           1987           1986           1985           1984          1983
                   ----           ----           ----           ----           ----          ----
MONTH
JANUARY             2.5%           9.3%           9.3%           5.3%          -1.0%
FEBRUARY           -1.6%          -1.3%           2.1%           0.3%          -5.9%
MARCH              -9.7%          10.6%           1.3%          12.9%          15.3%
JUNE              -42.7%          15.8%          11.0%          12.2%          -8.9%
MAY                87.7%          -0.9%           2.4%           0.9%           9.0%
JUNE               28.9%          -4.0%           4.2%          -8.0%           1.1%        -30.4%
JULY               -0.8%          20.0%           2.2%           7.7%          24.6%        -15.9%
AUGUST             -8.0%          -2.9%           3.5%           5.3%          -9.6%         -5.6%
SEPTEMBER                        -15.2%           2.8%           0.5%          -5.0%         16.9%
OCTOBER                          -13.8%         -11.2%           8.7%          -0.3%         29.9%
NOVEMBER                           2.3%          -4.9%           0.3%         -10.4%         -6.1%
DECEMBER                           1.5%           1.2%           7.9%          22.8%        -13.9%

YEAR               15.2%          16.3%          24.4%          66.5%          26.6%         -4.7%


CLOSED PROGRAM:

NAME OF CTA:RICHARD J. DENNIS
NAME OF PROGRAM: RICHARD J. DENNIS & CO.

START DATE:

  CLIENT ACCOUNTS - JULY 1982
  THIS PROGRAM - JUNE 1983


TOTAL ASSETS UNDER MANAGEMENT THIS PROGRAM,CASH@ OCTOBER 31, 1998: $-0-TOTAL ASSETS UNDER MANAGEMENT THIS PROGRAM,NOMINAL@ OCTOBER 31, 1998: $-0-TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, CASH@ OCTOBER 31, 1998:
  $178,989,926
TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, NOMINAL@ OCTOBER 31, 1998:
  $224,439,642
WORST MONTHLY PERCENTAGE DRAWDOWN: 42.7% - 4/88
WORST PEAK TO VALLEY DRAWDOWN: 61.5% - 8/87 TO 4/88


NO. OF ACCOUNTS:                                 253


CLOSED ACCOUNTS:
             PROFITABLE                          207
             UNPROFITABLE                         46

             TOTAL                               253

OPEN ACCOUNTS:

             PROFITABLE                            0
             UNPROFITABLE                          0

             TOTAL                                 0


LARGEST MONTHLY DRAWDOWN: REPRESENTS THE LARGEST LOSS EXPERIENCED BY THE TRADING PROGRAM IN ANY CALENDAR MONTH EXPRESSED AS A PERCENTAGE OF BEGINNING NET ASSET VALUE. THE TERM "DRAWDOWN" MEANS LOSSES EXPERIENCED BY THE TRADING PROGRAM OVER A SPECIFIED PERIOD.

LARGEST PEAK-TO-VALLEY MONTHLY DRAWDOWN: REPRESENTS THE GREATEST CUMULATIVE PERCENTAGE DECLINE IN MONTH END NET ASSET VALUE DUE TO LOSSES SUSTAINED BY THE TRADING PROGRAM DURING ANY PERIOD IN WHICH THE INITIAL MONTH END NET ASSET VALUE IS NOT EQUALED OR EXCEEDED BY A SUBSEQUENT MONTH END NET ASSET VALUE.

MONTHLY RATE OF RETURN WAS COMPUTED USING THE "TIME WEIGHTING" METHOD. THE MONTHLY RATES ARE THEN COMPOUNDED TO ARRIVE AT THE ANNUAL RATE OF RETURN.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                           RICHARD J. DENNIS & COMPANY

                             PERFORMANCE CAPSULE B-3

                             AS OF OCTOBER 31, 1998

                                 RATE OF RETURN




                  1988
                  ----
MONTH
JANUARY
FEBRUARY
MARCH
APRIL             0.0%
MAY               0.6%
JUNE              0.4%
JULY              0.4%
AUGUST
SEPTEMBER
OCTOBER
NOVEMBER
DECEMBER
YEAR              1.4%


CLOSED PROGRAM:

NAME OF CTA:RICHARD J. DENNIS
NAME OF PROGRAM: RICHARD J. DENNIS & CO.

START DATE:

   CLIENT ACCOUNTS - JULY 1982
   THIS PROGRAM - APRIL 1988


TOTAL ASSETS UNDER MANAGEMENT THIS PROGRAM,CASH@ OCTOBER 31, 1998: $-0-TOTAL ASSETS UNDER MANAGEMENT THIS PROGRAM,NOMINAL@ OCTOBER 31, 1998: $-0-TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, CASH@ OCTOBER 31, 1998:
  $178,989,926
TOTAL ASSETS UNDER MANAGEMENT CURRENT PROGRAM, NOMINAL@ OCTOBER 31, 1998:
  $224,439,642
WORST MONTHLY PERCENTAGE DRAWDOWN: 0.0%
WORST PEAK TO VALLEY DRAWDOWN: 0%


NO. OF ACCOUNTS:                             2

CLOSED ACCOUNTS:
             PROFITABLE                      2
             UNPROFITABLE                    0

                                             2
OPEN ACCOUNTS:
             PROFITABLE                      0
             UNPROFITABLE                    0

TOTAL                                        0

LARGEST MONTHLY DRAWDOWN: REPRESENTS THE LARGEST LOSS EXPERIENCED BY THE TRADING PROGRAM IN ANY CALENDAR MONTH EXPRESSED AS A PERCENTAGE OF BEGINNING NET ASSET VALUE. THE TERM "DRAWDOWN" MEANS LOSSES EXPERIENCED BY THE TRADING PROGRAM OVER A SPECIFIED PERIOD.

LARGEST PEAK-TO-VALLEY MONTHLY DRAWDOWN: REPRESENTS THE GREATEST CUMULATIVE PERCENTAGE DECLINE IN MONTH END NET ASSET VALUE DUE TO LOSSES SUSTAINED BY THE TRADING PROGRAM DURING ANY PERIOD IN WHICH THE INITIAL MONTH END NET ASSET VALUE IS NOT EQUALED OR EXCEEDED BY A SUBSEQUENT MONTH END NET ASSET VALUE.

MONTHLY RATE OF RETURN WAS COMPUTED USING THE "TIME WEIGHTING" METHOD. THE MONTHLY RATES ARE THEN COMPOUNDED TO ARRIVE AT THE ANNUAL RATE OF RETURN.

                RICHARD J. DENNIS AND RICHARD J. DENNIS & COMPANY
           NOTES TO CAPSULES B-1, B-2 AND B-3 PERFORMANCE INFORMATION


The accompanying capsule information presents certain results of customer accounts managed by Richard J. Dennis and Richard J. Dennis & Co., which are collectively referred to as the "advisors". A summary of the significant account policies which have been followed in preparing the accompanying capsule performance is set forth below. All performance has been prepared on an accrual basis in accordance with generally accepted accounting principles.

NO. OF ACCOUNTS: Represents total accounts as of the date shown in this program and in all programs traded by the Advisor.

TOTAL ASSETS UNDER MANAGEMENT, CASH: Represents the Net Assets in this program and all programs traded by the Advisor as of the date shown, computed on an accrual basis in accordance with generally accepted accounting principles, and includes the sum of all cash, securities, options, and open commodity futures positions, US Treasury securities, and accrued interest income less accrued expenses and fees.

TOTAL ASSETS UNDER MANAGEMENT, NOMINAL: Represents the dollar amount that the Advisor and its customers have agreed in writing will determine the level of trading regardless of the amount of Actual Funds.

LARGEST MONTHLY DRAWDOWN: Represents the largest loss experienced by an account in the Trading Program in any calendar month expressed as a percentage of the beginning net asset value. The term "drawdown" means losses experienced by an account over a specified period.

LARGEST PEAK-TO-VALLEY DRAWDOWN: Represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by an account in the Trading Program during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value.

CLOSED ACCOUNTS: Shows the accounts which were traded by the Advisor pursuant to this program but are now closed, broken down by profitable and unprofitable.

MONTHLY RATE OF RETURN: Monthly Rate of Return is based upon the Time-Weighted method.

ANNUAL RATE OF RETURN: Represents the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rate of return for each month beginning with the first month presented in each period and represents the net percentage change since the beginning of the period presented.


                                     -22(a)-

                RICHARD J. DENNIS AND RICHARD J. DENNIS & COMPANY
           NOTES TO CAPSULES B-1, B-2 AND B-3 PERFORMANCE INFORMATION
                                   (CONTINUED)



TRADING ADVISOR'S FEES: Trading Advisor's Fees include asset-based management fees and performance based incentive fees which ranged from approximately 0% to 4% per annum and 15% to 25% of net new trading profits, respectively.



                                     -22(b)-

                          DETAILED PERFORMANCE RECORDS

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE A-1

                            DENNIS TRADING GROUP INC.

                      PERFORMANCE RECORD - CURRENT PROGRAM

ACTUAL PERFORMANCE WITH PRO FORMA BROKERAGE COMMISSIONS AND TRADING ADVISOR FEES

                                   (UNAUDITED)


                                                                                                                    PRO FORMA
                 BEGINNING        BEGINNING                                                  GROSS                  BROKERAGE
                   EQUITY          EQUITY                                   PRO FORMA      REALIZED                COMMISSIONS,
                   ACTUAL          NOMINAL                                    EQUITY        PROFIT      INTEREST      & MISC.
    MO.             CASH        ACCOUNT SIZE      ADDITIONS    WITHDRAWALS  ADJUSTMENTS     (LOSS)       INCOME      EXPENSES
--------------------------------------------------------------------------------------------------------------------------------
                    (1)             (1a)            (2)           (3)          (3a)           (4)         (5)          (6)
1994

May             $                 $               $428,438     $               2,809        $4,173        $203          $450
June               439,357         439,357         165,767                    25,212        76,447         554        10,803
July               706,496         706,496          50,000                    10,570       (54,532)        572         8,970
Aug.               737,984         787,984         127,251                     4,168       (33,901)        496        18,642
Sept.              717,859         767,859         100,000                    15,927       (64,433)        623        30,017
Oct.               835,062         885,062                                    10,542        (1,678)        643        16,588
Nov.               724,457         774,457                                     6,856       (65,893)        796        11,128
Dec.               706,125         756,125                                     5,159       122,512         761         8,346


1995

Jan.              $884,453        $934,453        $250,000     $                $923       $(5,643)       $781        $8,429
Feb.             1,069,296       1,119,296                         91,516      6,873      (100,289)        702        13,820
Mar.               880,240         930,240                                     4,792       228,922         799        18,194
Apr.             1,059,135       1,109,135                                     4,941        82,443         773         5,845
May              1,151,715       1,201,715         150,000                    39,060       212,919         800        15,230
June             1,523,090       1,573,090                                    37,594       135,306         776        12,407
July             1,707,558       1,757,558                                     4,661      (102,228)        802         8,712
Aug.             1,463,970       1,463,970                        348,748                   (4,697)        785        11,010
Sept.            1,435,294       1,435,294                                                 256,974         740        10,189
Oct.             1,489,955       1,489,955                                                  20,644         765        12,010
Nov.             1,515,304       1,515,304                         79,177                  186,751         395        18,599
Dec.             1,795,185       1,795,185                                                 428,479                    16,420



                    NET        INC.(DEC.)IN   PRO FORMA
                 REALIZED      UNREALIZED      TRADING                                 MONTHLY
                  PROFIT         PROFIT       ADVISOR'S       NET            ENDING    RATE OF
 MO.              (LOSS)         (LOSS)         FEES      PERFORMANCE        EQUITY     RETURN
-----------------------------------------------------------------------------------------------
                   (7)            (8)           (9)          (10)             (11)       (12)
1994

May               $3,926         $8,893        $2,709        $8,110         $439,357     1.9%
June              66,198         30,033        20,071        76,160          706,496    12.6%
July             (62,930)        90,241         6,393        20,918          787,984     4.1%
Aug.             (52,047)      (103,317)       (3,820)     (151,544)         767,859   -15.6%
Sept.            (93,827)        96,554         1,451         1,276          885,062     1.3%
Oct.             (17,623)      (102,249)        1,275      (121,147)         774,457   -12.4%
Nov.             (76,225)        52,288         1,251       (25,188)         756,125    -1.5%
Dec.             114,927         59,793         1,551       173,169          934,453    22.7%
                                                                                      -------
                           1994 Compounded Rate of Return (8 Month) (13)                 8.1%
                                                                                      -------

1995

Jan.            $(13,311)      $(50,902)       $1,867      $(66,080)      $1,119,296    -5.3%
Feb.            (113,407)        10,688         1,694      (104,413)         930,240    -8.6%
Mar.             211,527        (32,757)        4,667       174,103        1,109,135    17.1%
Apr.              77,371         17,916         7,648        87,639        1,201,715     7.6%
May              198,489         26,477        42,651       182,315        1,573,090    12.6%
June             123,675         67,009        43,810       146,874        1,757,558     8.6%
July            (110,138)      (185,675)        2,436      (298,249)       1,483,970   -15.1%
Aug.             (14,922)       343,128         8,134       320,072        1,435,294    21.5%
Sept.            247,525       (181,970)       10,894        54,661        1,489,955     2.4%
Oct.               9,399         21,741         5,791        25,349        1,515,304     1.3%
Nov.             168,547        289,909        99,398       359,058        1,795,185    24.5%
Dec.             412,059         (6,833)       89,127       316,099        2,111,284    17.6%
                                                                                      -------
                           1995 Compounded Rate of Return (12 Month) (13)              109.0%
                                                                                      -------






    The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE A-1

                            DENNIS TRADING GROUP INC.

                      PERFORMANCE RECORD - CURRENT PROGRAM

ACTUAL PERFORMANCE WITH PRO FORMA BROKERAGE COMMISSIONS AND TRADING ADVISOR FEES

                                   (UNAUDITED)


                                                                                                                    PRO FORMA
                 BEGINNING        BEGINNING                                                  GROSS                  BROKERAGE
                   EQUITY          EQUITY                                   PRO FORMA      REALIZED                COMMISSIONS,
                   ACTUAL          NOMINAL                                    EQUITY        PROFIT      INTEREST      & MISC.
  MO.               CASH        ACCOUNT SIZE      ADDITIONS    WITHDRAWALS  ADJUSTMENTS     (LOSS)       INCOME      EXPENSES
--------------------------------------------------------------------------------------------------------------------------------
                    (1)             (1a)            (2)           (3)          (3a)           (4)         (5)          (6)
1996

Jan.            $2,111,284      $2,111,284        $600,000       $139,863    $            $407,025        $729       $24,823
Feb.             2,747,486       2,747,486                                                 174,365       2,629        14,911
Mar.             2,847,041       2,847,041         350,000                                  42,817       5,441        25,117
Apr.             3,424,156       3,424,164      16,594,000        541,503                1,688,489      26,275       172,932
May             14,500,898      21,787,708         850,000        134,479                  393,544      46,312       302,541
June            14,719,304      21,907,673       5,850,000          8,043                 (656,884)     58,855       237,591
July            17,217,917      26,661,286      10,112,500        100,013               (1,276,284)     58,634       346,461
Aug.            17,892,849      35,336,218         143,468        190,237                  566,113      74,147       883,858
Sept.           24,333,580      37,985,347       2,825,000         84,496                5,166,224      85,708       628,465
Oct.            32,627,638      48,150,848       6,709,468        354,601               13,467,289     106,671       821,004
Nov.            46,284,290      64,209,967       3,544,177      2,000,050                5,917,205     216,382       343,366
Dec.            52,170,011      66,488,009      13,340,418      4,783,834                1,243,147     205,700       539,339




1997

Jan.           $53,299,261     $73,059,577     $12,706,066     $1,285,062    $          $6,724,843    $142,923    $1,134,734
Feb.            62,235,376      89,706,693       2,654,083         64,039                4,828,968     231,290     1,088,898
Mar.            64,038,735      92,320,445      10,050,970        745,781               (7,863,843)    237,897     1,401,292
Apr.            64,898,992      95,928,204       4,615,670      2,588,503               (2,810,600)    244,014     1,647,116
May             60,392,869      92,521,649       4,065,530      2,023,948               (5,686,394)    221,718     1,427,670
June            58,806,593      91,435,374       6,601,421        565,012               (2,938,571)    226,657     1,491,608
July            54,279,102      91,798,893       2,470,785      1,013,908               (5,801,645)    307,457       882,041
Aug.            52,938,003      91,090,101          80,000      5,444,082               (1,161,975)    171,535     1,164,427
Sept.           38,530,180      75,434,555       4,042,436      4,775,195               12,656,828     222,578     1,435,413
Oct.            70,497,725     108,303,710          79,361      3,885,114               17,511,530     237,211       859,966
Nov.            64,948,453     101,488,184      15,631,837      2,179,252                 (468,335)    257,203       991,975
Dec.            74,596,438     123,648,916       1,051,375      4,173,970                6,642,144     303,936     1,929,999

                     NET        INC.(DEC.)IN   PRO FORMA
                  REALIZED      UNREALIZED      TRADING                                 MONTHLY
                   PROFIT         PROFIT       ADVISOR'S       NET            ENDING    RATE OF
  MO.              (LOSS)         (LOSS)         FEES      PERFORMANCE        EQUITY     RETURN
------------------------------------------------------------------------------------------------
                    (7)            (8)           (9)          (10)             (11)       (12)
1996

Jan.             $382,931      ($145,487)      $61,379      $176,065       $2,747,486     5.8%
Feb.              162,083        (27,603)       34,925        99,555        2,847,041     3.6%
Mar.               23,141        281,873        77,891       227,123        3,424,164     7.1%
Apr.            1,541,832      1,538,368       769,154     2,311,047       21,787,708    33.8%
May               137,315       (884,775)     (151,904)     (595,556)      21,907,673    -3.2%
June             (835,620)      (510,366)     (257,642)   (1,088,344)      26,661,286    -4.2%
July            1,564,111)       263,276        36,720    (1,337,555)      35,336,218    -4.0%
Aug.             (243,598)     3,344,537       405,041     2,695,898       37,985,347     9.5%
Sept.           4,623,467      5,206,992     2,405,462     7,424,997       48,150,848    19.4%
Oct.           12,752,956        115,754     3,164,458     9,704,252       64,209,967    18.9%
Nov.            5,790,221     (4,794,653)      261,653       733,915       66,488,009     1.1%
Dec.              909,508     (3,414,883)     (520,360)   (1,985,016)      73,059,577    -3.2%
                                                                                       -------
                           1996 Compounded Rate of Return (12 Month) (13)                112.9%
                                                                                       -------

1997

Jan.           $5,733,032     $1,108,627    $1,615,547    $5,226,112      $89,706,693     7.0%
Feb.            3,971,360     (3,908,980)       38,672        23,708       92,320,445    -0.1%
Mar.           (9,027,238)     2,247,456    (1,082,352)   (5,697,430)      95,928,204    -5.3%
Apr.           (4,213,703)    (1,095,299)      124,720    (5,433,722)      92,521,649    -5.3%
May            (6,892,347)     3,890,023       125,533    (3,127,857)      91,435,374    -2.5%
June           (4,203,522)    (1,349,791)      119,577    (5,672,890)      91,798,893    -5.4%
July           (6,376,229)     4,334,601       124,041    (2,165,669)      91,090,101    -1.5%
Aug.           (2,154,867)    (8,029,194)      107,403   (10,291,464)      75,434,555   -11.0%
Sept.          11,443,993     23,943,569     1,785,648    33,601,914      108,303,710    45.9%
Oct.           16,888,775    (19,760,544)      138,004    (3,009,773)     101,488,184    -2.7%
Nov.           (1,203,106)    11,389,434     1,478,180     8,708,147      123,648,916     8.2%
Dec.            5,016,081    (10,675,373)     (835,115)   (4,824,177)     115,702,144    -3.5%
                                                                                       -------
                           1997 Compounded Rate of Return (13)                           15.0%
                                                                                       -------



     The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE A-1

                            DENNIS TRADING GROUP INC.

                      PERFORMANCE RECORD - CURRENT PROGRAM

ACTUAL PERFORMANCE WITH PRO FORMA BROKERAGE COMMISSIONS AND TRADING ADVISOR FEES

                                   (UNAUDITED)



                                                                                                             PRO FORMA
          BEGINNING        BEGINNING                                                  GROSS                  BROKERAGE
            EQUITY          EQUITY                                   PRO FORMA      REALIZED                COMMISSIONS,
            ACTUAL          NOMINAL                                    EQUITY        PROFIT      INTEREST      & MISC.
  MO.        CASH        ACCOUNT SIZE      ADDITIONS    WITHDRAWALS  ADJUSTMENTS     (LOSS)       INCOME      EXPENSES
------------------------------------------------------------------------------------------------------------------------
             (1)             (1a)            (2)           (3)          (3a)           (4)         (5)          (6)
1998

Jan.    $71,234,764    $115,702,144      $4,316,485     $3,641,724    $         $23,770,384    $402,640      $683,130
Feb.     84,723,129     135,655,523       2,502,174      2,982,072               10,458,108     338,264     1,446,683
Mar.     89,295,137     138,781,725       6,205,818      3,250,124                3,032,531     315,156     1,596,828
Apr.    104,533,930     150,849,208       4,551,542      4,578,662                 (782,390)    401,117     1,619,475
May      93,658,736     137,169,018      16,478,201        865,487               (5,640,207)    348,736     2,197,028
June    122,779,834     165,923,669       4,498,882      5,128,604               30,343,658     435,645     1,927,372
July    139,321,252     179,313,659       7,594,021      2,108,785               (4,668,928)    499,812     1,866,028
Aug.    128,832,313     171,871,759      38,968,210      3,574,812               16,440,360     814,702     1,719,285
Sept.   184,298,199     233,648,977      13,002,198      1,506,339               28,894,902   1,173,682       561,902
Oct.    200,036,008     260,166,165       3,395,571     19,617,714               (8,187,826)    815,930       790,042


              NET        INC.(DEC.)IN   PRO FORMA
           REALIZED      UNREALIZED      TRADING                                 MONTHLY
            PROFIT         PROFIT       ADVISOR'S       NET            ENDING    RATE OF
  MO.       (LOSS)         (LOSS)         FEES      PERFORMANCE        EQUITY     RETURN
-----------------------------------------------------------------------------------------
             (7)            (8)           (9)          (10)             (11)       (12)
1998

Jan.    23,489,894       $793,197    $5,004,472   $19,278,619     $135,655,523    16.9%
Feb.     9,349,689     (4,798,882)      944,707     3,606,100      138,781,725     3.0%
Mar.     1,750,859     10,074,445     2,713,515     9,111,789      150,849,208     7.2%
Apr.    (2,000,748)   (11,460,883)      191,439   (13,653,070)     137,169,018    -9.0%
May     (7,488,498)    21,136,561       506,126    13,141,937      165,923,669     9.5%
June    28,851,932    (11,553,819)    3,278,400    14,019,713      179,313,659     9.0%
July    (6,035,144)    (6,663,258)      228,734   (12,927,136)     171,871,759    -6.6%
Aug.    15,535,776     14,748,368     3,900,324    26,383,820      233,648,977    14.3%
Sept.   29,506,682    (10,997,892)    3,487,461    15,021,329      260,166,165     6.9%
Oct.    (8,161,938)   (11,073,226)      269,216   (19,504,380)     224,439,642    -7.2%
                                                                                -------
                           1998 Compounded Rate of Return (13)                    48.2%
                                                                                -------




    The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE A-2

                            DENNIS TRADING GROUP INC.

                       PERFORMANCE RECORD - FORMER PROGRAM

             ACTUAL PERFORMANCE WITH PRO FORMA BROKERAGE COMMISSIONS

                                   (UNAUDITED)



        BEGINNING       BEGINNING                                                   GROSS                   BROKERAGE
         EQUITY           EQUITY                                     PRO FORMA     REALIZED               COMMISSIONS,
         ACTUAL          NOMINAL                                      EQUITY        PROFIT     INTEREST      & MISC.
   MO.    CASH         ACCOUNT SIZE     ADDITIONS      WITHDRAWALS  ADJUSTMENTS     (LOSS)      INCOME      EXPENSES
-----------------------------------------------------------------------------------------------------------------------
           (1)             (1a)            (2)             (3)         (3a)          (4)         (5)           (6)
1991

Aug.   $              $               $11,757,508     $                 $7,760      $945,931        $957       $70,200
Sept.   13,379,781     13,379,781          19,583          19,484       20,036       432,729       1,936       101,230
Oct.    13,330,171     13,330,171       5,119,982          23,529        3,923       686,189      25,649       121,545
Nov.    18,811,692     18,811,692      12,258,823          21,501        9,987     2,719,513      45,029       253,415
Dec.    33,373,552     33,373,552      14,437,866         224,693       25,329     3,812,725      90,505       593,346

1992

Jan.   $53,795,319    $53,795,319     $14,110,926        $308,448      $68,026    $3,007,012    $122,734    $1,423,690
Feb.    67,577,960     67,577,960      20,342,677       1,928,277       65,243   (16,289,496)    142,330     1,603,243
Mar.    79,129,316     79,129,316      11,024,512         542,986       66,465     8,261,888     168,911     2,255,137
Apr.    86,489,544     86,489,544       8,671,255       4,659,798       36,557   (12,586,594)    161,067     1,558,305
May     76,624,234     75,624,234          68,787       2,341,890       15,580    (6,085,953)    131,513       649,296
June    64,203,179     64,203,179       1,031,112      11,143,299       52,355    (8,594,433)    102,271     1,299,685
July    43,898,210     43,898,210          17,075          97,292       45,404    (2,177,173)     74,083     1,531,342
Aug.    48,743,847     48,743,847          14,604          82,656      120,695    (4,028,550)     67,644       992,592
Sept.   40,486,894     40,486,894                      38,052,995       29,244     4,008,038       1,942        39,192
Oct.     2,038,218      2,038,218                         219,252        8,735        (4,641)      1,937        13,930
Nov.     1,644,731      1,644,731       2,002,600                       10,084         8,017       1,624        21,093
Dec.     3,645,652      3,645,652           2,439                        6,187       (53,931)      1,669        21,080


              NET        INC.(DEC.)IN
           REALIZED       UNREALIZED     TRADING                                  MONTHLY
            PROFIT          PROFIT      ADVISOR'S       NET          ENDING    RATE OF
   MO.      (LOSS)          (LOSS)        FEES      PERFORMANCE      EQUITY     RETURN
----------------------------------------------------------------------------------------
              (7)             (8)          (9)          (10)          (11)       (12)
1991

Aug.   $    $876,688      $1,292,725     $554,900    $1,614,513   $13,379,781     14.4%
Sept.        333,435        (409,794)      (6,614)      (69,745)   13,330,171     -0.5%
Oct.         590,293         (72,640)     136,508       381,145    18,811,692      2.1%
Nov.       2,511,127         587,494      784,070     2,314,551    33,373,552      7.6%
Dec.       3,309,884       5,373,020    2,499,639     6,183,265    53,795,319     13.6%
                                                                                -------
                   1991 Compounded Rate of Return (5 Months) (13)                 42.2%
                                                                                -------
1992

Jan.   $  $1,706,056     $(1,746,787)     $47,132      $(87,863)  $67,577,960     -0.1%
Feb.     (17,750,409)      9,144,059   (1,678,063)   (6,928,287)   79,129,316     -7.9%
Mar.       6,175,662      (9,591,343)    (227,918)   (3,187,763)   86,489,544     -3.5%
Apr.     (13,983,832)     (1,942,225)  (1,012,733)  (14,913,324)   75,624,234    -16.0%
May       (6,603,736)     (2,952,541)    (392,745)   (9,163,532)   64,203,179    -12.4%
June      (9,791,847)       (387,669)      65,621   (10,245,137)   43,898,210    -16.0%
July      (3,634,432)      8,572,471       57,589     4,880,450    48,743,847     11.1%
Aug.      (4,953,498)     (3,308,116)      47,882    (8,309,496)   40,486,894    -17.0%
Sept.      3,970,788      (4,394,608)       1,105      (424,925)    2,038,218    -11.5%
Oct.         (16,634)       (166,336)                  (182,970)    1,644,731     -9.8%
Nov.         (11,452)          2,289        2,500       (11,663)    3,645,652     -0.3%
Dec.         (73,342)           (912)       2,439       (76,693)    3,577,585     -2.1%
                                                                                -------
                       Compounded Rate of Return (12 Months) (13)                 -60.5%
                                                                                -------










    The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE A-2

                            DENNIS TRADING GROUP INC.

                       PERFORMANCE RECORD - FORMER PROGRAM

             ACTUAL PERFORMANCE WITH PRO FORMA BROKERAGE COMMISSIONS

                                   (UNAUDITED)




        BEGINNING       BEGINNING                                                   GROSS                   BROKERAGE
         EQUITY           EQUITY                                     PRO FORMA     REALIZED               COMMISSIONS,
         ACTUAL          NOMINAL                                      EQUITY        PROFIT     INTEREST      & MISC.
          CASH         ACCOUNT SIZE     ADDITIONS      WITHDRAWALS  ADJUSTMENTS     (LOSS)      INCOME      EXPENSES
-----------------------------------------------------------------------------------------------------------------------
   MO.     (1)             (1a)            (2)             (3)         (3a)          (4)         (5)           (6)
1993

Jan.    $3,577,585     $3,577,585         $61,141        $846,441       $4,624     $(554,821)     $1,232       $40,036
Feb.     2,511,759      2,511,759         100,696       1,697,456        6,627        48,136         638        26,333
Mar.       740,884        740,884                          75,000        7,282      (117,647)        600        17,100
Apr.       530,948        530,948           3,000                        8,226        11,489         390        23,726
May        466,231        466,231                         146,213       14,021      (186,076)        385        24,709
June        86,349         86,349                                       10,470       228,040         382        22,595
July       367,724        367,724       1,000,000                        2,347       242,661         395         7,779
Aug.     1,650,471      1,650,471                                        4,868       109,623         413        16,903
Sept.    1,654,246      1,654,246                                        8,636       (52,481)        412        30,562
Oct.     1,659,268      1,659,268                                        5,054        32,506         426        20,598
Nov.     1,764,933      1,764,933                                       17,198      (663,262)        414        69,769
Dec.     1,336,766      1,336,766                         875,065        9,187       213,784       5,169        57,605


1994

Jan.      $261,186       $261,186     $               $                 $1,327       $67,100        $429        $3,380
Feb.       225,041        225,041                                        3,469        72,298         416        11,746
Mar.       339,164        339,164         100,000                        5,834       (10,546)        455        18,365
Apr.       508,699        508,699         102,613          50,000        7,814       (29,135)        440        20,100
May        523,370        623,370                         453,816        3,018        78,208         219        10,429

              NET        INC.(DEC.)IN
           REALIZED       UNREALIZED     TRADING                               MONTHLY
            PROFIT          PROFIT      ADVISOR'S       NET          ENDING    RATE OF
            (LOSS)          (LOSS)        FEES      PERFORMANCE      EQUITY    RETURN
----------------------------------------------------------------------------------------
   MO.        (7)             (8)          (9)          (10)          (11)       (12)
1993

Jan.       $(593,625)       $310,697       $2,222     $(285,150)   $2,511,759     -9.9%
Feb.          22,441        (202,487)         696      (180,742)      740,884      4.3%
Mar.        (134,147)         (8,071)                  (142,218)      530,948    -19.2%
Apr.         (11,847)        (64,096)                   (75,943)      466,231    -14.2%
May         (210,400)        (37,290)                  (247,690)       86,349    -66.4%
June         205,827          65,078                    270,905       367,724    313.7%
July         235,277          47,099        1,976       280,400     1,650,471     71.9%
Aug.          93,133         (93,917)         309        (1,093)    1,654,246     -0.1%
Sept.        (82,631)         78,721         (296)       (3,614)    1,659,268     -0.2%
Oct.          12,334          93,869        5,592       100,611     1,764,933      6.1%
Nov.        (732,617)        279,671       (7,581)     (445,365)    1,336,766    -25.2%
Dec.         161,348        (371,050)                  (209,702)      261,186    -15.7%
                                                                                -------
                        1993 Compounded Rate of Return (12 Month) (13)             3.8%
                                                                                -------

1994

Jan.         $64,149       $(101,621)    $             $(37,472)     $225,041    -14.3%
Feb.          60,968          49,686                    110,654       339,164     49.2%
Mar.         (28,456)         92,157                     63,701       508,699     18.8%
Apr.         (48,795)        105,653        2,613        54,245       623,370      3.0%
May           67,998        (243,183)      (2,613)     (172,572)                 -25.8%
                                                                                -------
                        1994 Compounded Rate of Return (5 Month) (13)             16.0%
                                                                                -------



    The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE B-1

                                RICHARD J. DENNIS

                               PERFORMANCE RECORD

                                   (UNAUDITED)

                                   (CONTINUED)


                                                  Gross               Brokerage       Net
                                                 Realized            Commissions,  Realized
           Beginning                              Profit   Interest    & Misc.      Profit
  Mo.       Equity    Additions   Withdrawals     (Loss)    Income     Expenses     (Loss)
---------------------------------------------------------------------------------------------
              (1)        (2)          (3)          (4)        (5)        (6)          (7)

1982

Jul.      $           $1,500,000    $            $(71,470)  $               $853    $(72,323)
Aug.       1,492,911   1,236,221       5,000      800,977       860       12,393     789,444
Sep.       3,529,890     521,308       7,384      622,355       578       19,849     603,084
Oct.       4,233,823   1,298,603      20,000      609,005    12,741       30,336     591,410
Nov.       6,296,596     657,800     130,000     (230,453)   11,554       41,744    (260,643)
Dec.       6,979,783     680,923     146,300    1,357,184     9,437       35,999   1,330,622





1983

Jan.      $8,561,780  $3,641,990    $335,678   $3,422,558   $20,267      $43,744  $3,399,081
Feb.      16,429,182   5,132,104     210,759   (2,332,087)   42,085      231,814  (2,521,816)
Mar.      20,451,334   4,025,210     100,198     (872,234)    7,414      365,880  (1,230,700)
Apr.      18,684,771     998,652   1,264,342    1,197,119    82,372      193,391   1,086,100
May       23,834,779   3,110,000   1,300,376    3,164,695    67,440      324,773   2,907,362



           INC.(DEC.)IN
            UNREALIZED    TRADING                                MONTHLY
              PROFIT     ADVISOR'S       NET           ENDING    RATE OF
  MO.         (LOSS)       FEES      PERFORMANCE       EQUITY    RETURN
-------------------------------------------------------------------------
                (8)         (9)          (10)           (11)      (12)

1982

Jul.           $65,323          $89     $(7,089)     $1,492,911    0.0%
Aug.           278,469      262,155     805,758       3,529,890   54.0%
Sep.          (343,791)      69,284     190,009       4,233,823    5.4%
Oct.           452,274      259,514     784,170       6,296,596   18.5%
Nov.           452,006       35,976     155,387       6,979,783    2.5%
Dec.           149,647      432,895   1,047,374       8,561,780   15.0%
                                                                -------
        1982 Compounded Rate of Return (6 Months) (13)           126.7%
                                                                -------


1983

Jan.        $3,089,386   $1,927,377  $4,561,090     $16,429,182   53.3%
Feb.         1,300,183     (322,440)   (899,193)     20,451,334   -5.5%
Mar.        (4,460,875)              (5,691,575)     18,684,771  -27.8%
Apr.         4,717,104      387,506   5,415,698      23,834,779   29.0%
May         (1,532,010)     398,473     976,879      26,621,282    4.1%



    The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE B-2

                           RICHARD J. DENNIS & COMPANY

                               PERFORMANCE RECORD

                                   (UNAUDITED)

                                   (CONTINUED)


                                                                      GROSS                       BROKERAGE          NET
                                                                     REALIZED                    COMMISSIONS,      REALIZED
                   BEGINNING                                          PROFIT         INTEREST      & MISC.          PROFIT
 MO.                EQUITY          ADDITIONS     WITHDRAWALS         (LOSS)          INCOME       EXPENSES         (LOSS)
-----------------------------------------------------------------------------------------------------------------------------
                      (1)              (2)            (3)              (4)             (5)           (6)             (7)
1983

Jun.              $26,621,282     $1,732,764     $1,229,655        $(3,285,861)     $63,964       $488,362      $(3,710,259)
Jul.               19,029,040        488,215        650,949         (2,892,787)      66,690        411,466       (3,237,563)
Aug.               15,837,807        577,318      2,779,508           (852,763)      70,344        111,046         (893,465)
Sep.               12,748,238        309,030        562,429          1,218,409       24,474         99,496        1,143,387
Oct.               14,644,288        225,511        740,549          1,948,983       17,215        156,648        1,809,550
Nov.               18,505,137        302,500        979,432          1,605,858       40,166        175,674        1,470,350
Dec.               16,706,184        186,000      1,020,972         (1,043,890)      35,840         77,160       (1,085,210)



1984
Jan.              $13,546,613        $76,775     $1,601,943          $(210,293)     $13,850        $95,672        $(292,115)
Feb.               11,889,739        122,102        724,836         (1,486,437)      48,998        157,558       (1,594,997)
Mar.               10,589,816      2,148,498        905,844          3,085,521       21,117        161,436        2,945,202
Apr.               13,448,532        347,352        426,175         (1,550,478)      11,337         96,475       (1,635,616)
May                12,171,859        226,238      1,442,301          1,098,258       41,040         32,801        1,106,497
Jun.               12,046,838         40,253      7,108,564           (260,733)      22,025         10,474         (249,182)
Jul.                5,113,017         41,722        518,124            627,766       13,161          5,760          635,167
Aug.                5,895,348         50,586        660,884            579,751       16,269         10,337          585,683
Sep.                4,717,390                        22,499           (229,732)      13,388          5,361         (221,705)
Oct.                4,457,947                     1,343,403             (3,820)       7,769         (5,855)           9,804
Nov.                3,100,672          1,677        270,536           (565,729)       4,407         15,548         (576,870)
Dec.                2,510,135         29,065        101,294             47,947        2,589          2,594           47,942


                INC.(DEC.)IN
                 UNREALIZED       TRADING                                         MONTHLY
                   PROFIT        ADVISOR'S          NET            ENDING         RATE OF
 MO.               (LOSS)           FEES        PERFORMANCE        EQUITY          RETURN
-----------------------------------------------------------------------------------------
                     (8)            (9)            (10)             (11)            (12)
1983

Jun.           $(4,384,140)          $952     $(8,095,351)     $19,029,040         -30.4%
Jul.               209,841            777      (3,028,499)      15,837,807         -15.9%
Aug.                 6,584            498        (887,379)      12,748,238          -5.6%
Sep.             1,011,756          5,694       2,149,449       14,644,288          16.9%
Oct.             2,724,341        158,004       4,375,887       18,505,137          29.9%
Nov.            (2,659,578)       (67,207)     (1,122,021)      16,706,184          -6.1%
Dec.            (1,235,895)         3,494      (2,324,599)      13,546,613         -13.9%
                                                                                  -------
                           1983 Compounded Rate of Return  (13)                     -4.7%
                                                                                  -------
1984
Jan.              $159,375        $(1,034)      $(131,706)     $11,889,739          -1.0%
Feb.               898,290            482        (697,189)      10,589,816          -5.9%
Mar.            (1,323,173)         5,967       1,616,062       13,448,532          15.3%
Apr.               435,232         (2,534)     (1,197,850)      12,171,859          -8.9%
May                (10,350)         5,105       1,091,042       12,046,838           9.0%
Jun.               395,227         11,555         134,490        5,113,017           1.1%
Jul.               986,297        362,731       1,258,733        5,895,348          24.6%
Aug.            (1,365,456)      (212,113)       (567,660)       4,717,390          -9.6%
Sep.               (16,069)          (830)       (236,944)       4,457,947          -5.0%
Oct.               (23,676)                       (13,872)       3,100,672          -0.3%
Nov.               255,192                       (321,678)       2,510,135         -10.4%
Dec.               537,410         13,080         572,272        3,010,178          22.8%
                                                                                  -------
                           1984 Compounded Rate of Return  (13)                     26.6%
                                                                                  -------





    The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE B-2

                           RICHARD J. DENNIS & COMPANY

                               PERFORMANCE RECORD

                                   (UNAUDITED)

                                   (CONTINUED)


                                                                      GROSS                       BROKERAGE          NET
                                                                     REALIZED                    COMMISSIONS,      REALIZED
                   BEGINNING                                          PROFIT         INTEREST      & MISC.          PROFIT
 MO.                EQUITY          ADDITIONS     WITHDRAWALS         (LOSS)          INCOME       EXPENSES         (LOSS)
----------------------------------------------------------------------------------------------------------------------------
                      (1)              (2)            (3)              (4)             (5)           (6)             (7)
1985
Jan.               $3,010,178        $75,529       $717,872           $956,123       $2,282         $5,689         $952,716
Feb.                2,527,097          9,580        307,387            (40,021)       2,203          3,374          (41,192)
Mar.                2,237,815                       215,018            203,835        1,667          7,733          197,769
Apr.                2,310,868                        88,125            358,413        1,102          2,177          357,338
May                 2,504,977         71,369         32,500            296,663        1,509          4,981          293,191
Jun.                2,565,358                        16,250           (188,238)       1,280         17,508         (204,466)
Jul.                2,342,839                        77,500           (160,130)       1,577         12,038         (170,591)
Aug.                2,445,493         74,258          8,500            267,056        1,464          5,732          262,788
Sep.                2,639,930                        26,021            261,730        1,494          1,695          261,529
Oct.                2,627,374                        37,014             46,575        1,429         20,633           27,371
Nov.                2,817,630        615,000         32,000            295,312        1,305          1,469          295,148
Dec.                3,409,063                       144,000            403,871        1,717         22,712          382,876



1986
Jan.               $3,533,980       $125,000        $91,448           $418,460       $1,643        $14,687         $405,416
Feb.                3,895,092      1,200,000         14,000            204,007        2,223         33,603          172,627
Mar.                5,163,491                       183,591             81,937        3,006            551           84,392
Apr.                5,047,661      1,350,000        111,737            857,053        1,376         77,811          780,618
May                 6,842,404        950,000      1,024,712            223,617        4,762         19,453          208,926
Jun.                6,935,116        500,000         24,000            382,682        5,990         17,020          371,652
Jul.                7,703,170      2,550,000         71,933            217,225        7,954         17,866          207,313
Aug.               10,347,367      4,250,000        337,000            222,233        6,921          4,547          224,607
Sep.               14,617,702        738,183         24,383          1,486,150       12,373         34,401        1,464,122
Oct.               15,739,153      1,865,000        496,608         (3,146,756)      14,528         50,165       (3,182,393)
Nov.               15,352,257      2,415,899      1,135,963            193,962       14,065         27,950          180,077
Dec.               15,883,595        549,498        425,800            (91,422)      11,067         52,126         (132,481)





             INC.(DEC.)IN
              UNREALIZED       TRADING                                         MONTHLY
                PROFIT        ADVISOR'S          NET            ENDING         RATE OF
 MO.            (LOSS)           FEES        PERFORMANCE        EQUITY          RETURN
--------------------------------------------------------------------------------------
                  (8)            (9)            (10)             (11)            (12)
1985
Jan.          ($768,925)       $24,529        $159,262       $2,527,097           5.3%
Feb.             53,555          3,838           8,525        2,237,815           0.3%
Mar.            200,351        110,049         288,071        2,310,868          12.9%
Apr.             18,319         93,423         282,234        2,504,977          12.2%
May            (270,422)         1,257          21,512        2,565,358           0.9%
Jun.             (1,803)                      (206,269)       2,342,839          -8.0%
Jul.            352,589          1,844         180,154        2,445,493           7.7%
Aug.           (108,059)        26,050         128,679        2,639,930           5.3%
Sep.           (244,530)         3,534          13,465        2,627,374           0.5%
Oct.            285,938         86,039         227,270        2,817,630           8.7%
Nov.           (285,937)           778           8,433        3,409,063           0.3%
Dec.                           113,959         268,917        3,533,980           7.9%
                                                                               -------
                        1985 Compounded Rate of Return  (13)                     66.5%
                                                                               -------
1986
Jan.            $56,985       $134,841        $327,560       $3,895,092           9.3%
Feb.            (56,611)        33,617          82,399        5,163,491           2.1%
Mar.               (375)        16,256          67,761        5,047,661           1.3%
Apr.                           224,138         556,480        6,842,404          11.0%
May                             41,502         167,424        6,935,116           2.4%
Jun.                            79,598         292,054        7,703,170           4.2%
Jul.                            41,183         166,130       10,347,367           2.2%
Aug.            230,110         97,382         357,335       14,617,702           3.5%
Sep.           (962,935)        93,536         407,651       15,739,153           2.8%
Oct.          1,331,131        (95,974)     (1,755,288)      15,352,257         -11.2%
Nov.           (925,467)         3,208        (748,598)      15,883,595          -4.9%
Dec.            327,161          4,085         190,595       16,197,888           1.2%
                                                                               -------
                        1986 Compounded Rate of Return  (13)                     24.4%
                                                                               -------







    The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE B-2

                           RICHARD J. DENNIS & COMPANY

                               PERFORMANCE RECORD

                                   (UNAUDITED)

                                   (CONTINUED)


                                                                      GROSS                       BROKERAGE          NET
                                                                     REALIZED                    COMMISSIONS,      REALIZED
                   BEGINNING                                          PROFIT         INTEREST      & MISC.          PROFIT
 MO.                EQUITY          ADDITIONS     WITHDRAWALS         (LOSS)          INCOME       EXPENSES         (LOSS)
------------------------------------------------------------------------------------------------------------------------------
                      (1)              (2)            (3)              (4)             (5)           (6)             (7)
1987
Jan.              $16,197,888    $51,511,719     $2,009,660         $3,610,980     $211,490     $2,955,131         $867,339
Feb.               71,592,759      2,528,339      1,250,448          7,105,379      271,492        655,156        6,721,715
Mar.               71,960,018      1,489,471        441,518         (5,078,437)     272,550        459,585       (5,265,472)
Apr.               80,736,614      2,267,011        271,132         34,162,473      298,258        864,417       33,596,314
May                95,721,912      1,210,640      1,562,479         (1,777,451)     334,289        590,414       (2,033,576)
Jun.               94,499,481      4,723,425        907,321         (6,202,648)     306,512        704,532       (6,600,668)
Jul.               94,521,263      1,549,424      1,613,826         13,298,650      329,057        975,016       12,652,691
Aug.              113,505,534     12,643,699      3,867,499          8,264,490      385,012        819,018        7,830,484
Sep.*             112,250,915     77,018,082      1,527,849        (23,539,928)     705,320      3,917,467      (26,752,075)
Oct.              159,235,010      3,728,371      4,351,125        (22,070,672)     696,396      1,422,553      (22,796,829)
Nov.              136,275,413      1,847,479      5,246,220         (8,646,814)     527,344      1,499,399       (9,618,869)
Dec.              136,027,163        585,636      2,785,026         15,479,681      519,562      1,574,176       14,425,067

*   - includes adjustment for "notional funds" pursuant to CFTC Division of Trading and Markets Advisory 87-2.


1988
Jan.             $135,885,293     $2,835,380     $7,048,748       ($11,182,301)    $455,275     $1,743,728     ($12,470,754)
Feb.              134,975,359        895,038      3,125,104         (1,454,007)     465,949      1,624,387       (2,612,445)
Mar.              130,530,579        729,464      7,789,606        (24,959,113)     414,785      1,887,943      (26,432,271)
Apr.              110,930,357      1,083,690     58,048,277        (16,582,530)     331,322        891,499      (17,142,707)
May                 6,865,382        490,720        363,582         (2,368,913)      60,567        198,021       (2,506,367)
Jun.               13,361,308         64,357      2,332,713         12,471,572       13,069         57,673       12,426,968
Jul.               14,512,739     25,888,442      1,113,986           (340,905)      27,990         40,404         (353,319)
Aug.               39,171,726        799,729     37,792,241         (1,863,801)     175,735        253,298       (1,941,364)



               INC.(DEC.)IN
                UNREALIZED       TRADING                                         MONTHLY
                  PROFIT        ADVISOR'S          NET            ENDING         RATE OF
 MO.              (LOSS)           FEES        PERFORMANCE        EQUITY          RETURN
----------------------------------------------------------------------------------------
                    (8)            (9)            (10)             (11)            (12)
1987
Jan.           $7,102,751     $2,077,278      $5,892,812      $71,592,759           9.3%
Feb.           (7,666,412)       (34,065)       (910,632)      71,960,018          -1.3%
Mar.           14,965,730      1,971,614       7,728,643       80,736,614          10.6%
Apr.          (15,834,542)     4,772,353      12,989,419       95,721,912          15.8%
May             1,103,006        (59,978)       (870,592)      94,499,481          -0.9%
Jun.            2,366,959       (439,387)     (3,794,322)      94,521,263          -4.0%
Jul.           11,553,393      5,157,411      19,048,673      113,505,534          20.0%
Aug.          (11,539,348)      (358,045)     (3,350,819)     118,930,915          -2.9%
Sep.*          (3,087,694)    (1,333,631)    (28,506,138)     159,235,010         -15.2%
Oct.              470,968         10,982     (22,336,843)     136,275,413         -13.8%
Nov.           12,782,599         13,239       3,150,491      136,027,163           2.3%
Dec.          (12,347,392)        20,155       2,057,520      135,885,293           1.5%
                                                                                 -------
                          1987 Compounded Rate of Return  (13)                     16.3%
                                                                                 -------
1988
Jan.          $15,820,749        $46,561      $3,303,434     $134,975,359           2.5%
Feb.              407,639          9,908      (2,214,714)     130,530,579          -1.6%
Mar.           13,882,797         (9,394)    (12,540,080)     110,930,357          -9.7%
Apr.          (29,952,343)         5,338     (47,100,388)       6,865,382         -42.7%
May             8,888,448         13,293       6,368,788       13,361,308          87.7%
Jun.           (8,891,848)       115,333       3,419,787       14,512,739          28.9%
Jul.              239,383          1,533        (115,469)      39,171,726          -0.8%
Aug.             (239,383)        (1,533)     (2,179,214)               0          -8.0%
                                                                                 -------
                          1988 Compounded Rate of Return  (13)                     15.2%
                                                                                 -------






     The accompanying Notes are an integral part of this Performance Record.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                    TABLE B-3

                           RICHARD J. DENNIS & COMPANY

                PERFORMANCE RECORD - ACCOUNTS NOT ACTIVELY TRADED

                                   (UNAUDITED)



                                                                   GROSS                    BROKERAGE        NET
                                                                 REALIZED                  COMMISSIONS,   REALIZED
                  BEGINNING                                       PROFIT       INTEREST      & MISC.       PROFIT
     MO.            EQUITY        ADDITIONS     WITHDRAWALS       (LOSS)        INCOME       EXPENSES      (LOSS)
---------------------------------------------------------------------------------------------------------------------
                     (1)             (2)            (3)             (4)           (5)          (6)           (7)

1988

APR.             $54,615,240       $            $                 $           $             $            $
MAY               54,615,240        60,000       21,354,902                     254,024      (46,000)      300,024
JUN.              33,620,362        50,000        8,321,313                     178,131       50,000       128,131
JUL.              25,477,180                     25,573,475                     140,295       44,000        96,295




                 INC.(DEC.)IN
                  UNREALIZED      TRADING                                      MONTHLY
                    PROFIT       ADVISOR'S        NET           ENDING         RATE OF
     MO.            (LOSS)         FEES       PERFORMANCE       EQUITY         RETURN
-----------------------------------------------------------------------------------------
                      (8)           (9)          (10)            (11)           (12)

1988

APR.              $             $             $               $54,615,240        0.0%
MAY                                             300,024        33,620,362        0.6%
JUN.                                            128,131        25,477,180        0.4%
JUL.                                             96,295                 0        0.4%
                                                                              -------
                            1988 COMPOUNDED RATE OF RETURN (13)                  1.4%
                                                                              -------




     The accompanying Notes are an integral part of this Performance Record.

         NOTES TO DETAILED PERFORMANCE RECORDS A-1, A-2, B-1 THROUGH B-3


         The Tables present the results of all trading of the managed accounts of Dennis Trading Group, Inc. (Tables A-1 through A-2), Richard J. Dennis (Table B-1) and Richard J. Dennis & Company (Tables B-2 through B-3). The Tables are prepared on a composite basis and are not intended to reflect the actual performance of any individual account.

         (1) Beginning Equity equals the Ending Equity from the previous month and includes the sum of all cash, committed funds, U.S. Treasury bills and other obligations and the current market value of all open commodity positions (without reduction for Brokerage Commissions and Miscellaneous Expenses which would be incurred in liquidation) For Tables A-1 through A-2, Beginning Equity equals the amount of margin qualifying assets on deposit in commodity interest accounts, including committed funds.

         (1a) For Tables A-1 through A-2, Column 1(a) represents the amounts of assets included in Column (1) plus notional funds which in aggregate represent the Nominal Account Size.

         Prior to September 1987, notional funds were included in Beginning Equity in Table B-1, B-2 and B-3. The Trading Advisor believes that the inclusion of such funds reflects Monthly Rate of Return and Adjusted Monthly Rate of Return in a more fair and accurate manner. However, beginning in September 1987, Beginning Equity was reduced by $6,680,000 to reflect the exclusion of notional funds pursuant to CFTC Advisory 87-2 which was effective as of that date.

         Due to a series of trading losses from April 1988 through July 1988, Richard J. Dennis & Company suspended trading for two accounts which were limited partnerships for which was also the general partner. These accounts represented a substantial portion of the Beginning Equity and had no trading activity during those months. During this dormant period, the accounts have been removed from Table B-2 and appear separately in Table B-3.

         (2) Additions are the amounts, other than through sources of income, added to or committed to the accounts during the period, including new accounts. Additions are net of sales charges which were charged by certain brokers on (a) the opening of an account and (b) additions thereto other than through sources of income.

         In January 1987 and September 1987, Additions in Table B-2 include approximately $10,000,000 and $758,000, respectively, in deposits by Richard J. Dennis & Company as general partner in certain limited partnerships. These partnerships represented a substantial portion of the equity under the management of Richard J. Dennis & Company.. The partnerships were administered by Richard J. Dennis & Company which also directed its trading. (See Notes (1) above and (6) and (9) below). In Table B-2, additions for August 1988 include these re-activated accounts (See Note (1) above).

         (3) Withdrawals are the amounts, other than through sources of expense, withdrawn from the accounts or released from committed funds, during the period. In Table B-2, Withdrawals include reductions for inactive accounts in April 1988 (See Note (1) above).

         (3a) Pro Forma Equity Adjustment is included in Tables A-1 and A-2 and represents amounts added (subtracted) from equity to offset pro forma adjustments to Brokerage Commissions and Miscellaneous Expenses (Note 6), and Trading Advisor's Fees (Note 9).

         (4) Gross Realized Profit (Loss) is the gross realized gain (loss) on closed futures contracts and, except as noted below, the net premiums paid or received on options on futures contracts for the month. It is not reduced by Brokerage Commissions and Miscellaneous Expenses.

         For limited partnerships for which Richard J. Dennis & Company was the general partner (see Note (2) above), Gross Realized Profit (Loss) in Table B-2 is the gross realized gain (loss) on closed futures contracts and the net closing transaction price on options less the initial premium paid plus the initial premium received for such options.

         (5) Interest Income represents amounts earned on: securities used for margin, investments in U.S. Treasury bills and cash balances on deposit in certain trading accounts with futures commission merchants ("FCMs"). Some accounts earned no Interest Income.

         (6) Brokerage Commissions represent the commissions charged by FCMs, including an affiliate of the Trading Advisor, and charges by certain exchanges and self regulatory organizations on futures and options transactions. The accounts included in the Tables paid commissions which vary substantially among the accounts and ranged from approximately $10 to $25 per round-turn trade plus fees. Certain accounts, at the discretion of the FCM, paid reduced or no Brokerage Commissions or Miscellaneous Expenses. However, such accounts earned no Interest Income.

         For Tables A-1 and A-2, pro forma Brokerage Commissions and Miscellaneous Expenses are provided at a rate of $13 per actual round-turn trade for accounts which were not actually charged with such expenses.

         In Table B-2, Miscellaneous Expenses include operating expenses charged to limited partnerships for which the Richard J. Dennis & Company was the general partner (see Note (1) above). In January 1987 and September 1987, Miscellaneous Expenses include an estimate of offering and organizational expenses charged to the limited partnerships of approximately $2,271,000 and $2,436,000, respectively. In March 1987, Miscellaneous Expenses were reduced by approximately $231,000 to reflect a refinement in the estimate for one of the limited partnerships. In April 1988, Miscellaneous Expenses were reduced by approximately $439,000 due to certain cost concessions received by one of the limited partnerships. (See Notes (2) and (9).)

         (7) Net Realized Profit (Loss) represents the sum of Gross Realized Profit (Loss) plus Interest Income less Brokerage Commissions and Miscellaneous Expenses. (See Notes (4), (5) and (6).)

         (8) Change in Unrealized Profit (Loss) represents the total increase (decrease) from the preceding month in open commodity positions. Unrealized gains (losses) are calculated at the end of each month based on contract sizes and the differences between the commodity futures contract closing price and the price at which the contract was initially purchased or sold. Except as noted below, unrealized gains (losses) on options on futures contracts are calculated at the end of each month based on the net increase (decrease) in the market value of open option positions from the preceding month. Brokerage Commissions are not included.

         For limited partnerships for which Richard J. Dennis & Company was the general partner (see Note (1) above), unrealized gains (losses) on options on futures contracts in Table B-2 are calculated based on the market value of the options less premiums paid for such options plus premiums received for such options.

         (9) Trading Advisor's Fees are reflected on the accrual basis. These amounts are not reflected in Net Realized Profit (Loss) but are reflected in Net Performance.

         For Table A-1, during the period from May 1994 to July 1995, no Trading Advisor's Fees were actually charged to certain accounts. However, management fees and incentive fees have been provided on a pro forma basis. Pro forma management fees are being provided at a rate of .167% monthly (2% annual) and pro forma incentive fees have been provided on a quarterly basis at 20% of net profits after pro forma management fees.

         Pursuant to the respective agreements, Trading Advisor's Fees are accrued under various periods which differ among the accounts. Fees are payable in the month following the end of each respective period. Negative fees will occur in those months when losses in the accounts offset fees which were previously accrued but not yet payable.

         The fees charged for acting as trading advisor vary substantially from account to account. Certain employees and agents of the Trading Advisor and other persons at the discretion of the Trading Advisor paid reduced fees or were not be required to pay any fees to the Trading Advisor. However, since such accounts comprised a very small portion of the accounts under management, the Trading Advisor believes that the effect of such arrangements with these accounts is immaterial relative to the composite performance records included in Tables B-1 through B-2.

         In Table B-2, Trading Advisor's Fees include profit allocations which represent amounts allocated to Richard J. Dennis & Company as general partner for a limited partnership which was also a managed account (See Notes (2) and (6).) This amount represents the general partner's profit allocation as defined in the related limited partnership agreement.

         (10) Net Performance equals Net Realized Profit (Loss) plus Change in Unrealized Profit (Loss) less Trading Advisor's Fees.

         (11) Ending Equity equals the sum of Beginning Equity, plus Additions minus Withdrawals plus Net Performance.

         (12) For Tables A-1 and A-2, the Monthly Rate of Return was computed using the Fully Funded Subset Method for months which included accounts whose equity is based upon a nominal account size.

         For Tables B-1, B-2, and B-3, Monthly Rate of Return is determined by utilizing the "Time-Weighting" method. It is determined by dividing Net Performance for a month by the weighted average of Beginning Equity plus Additions less Withdrawals. The weighted average is computed by dividing the sum of each respective Beginning Equity plus Additions less Withdrawals balance, before reinvested profits or losses occurring during the month, by the number of days in the month.

         Monthly Rate of Return may not be an accurate indicator of performance since it assumes that Net Performance is realized on a pro rata basis over the daily weighted average of Beginning Equity plus Additions less Withdrawals during the month. In addition, Monthly Rate of Return is computed in the aggregate and does not measure the variances in actual rates of return experienced by each individual account, if any, during the period.

         For Table A-2 during the month of February 1993 and July 1993 the Monthly Rate of Return represents Rate of Return that was computed using the Daily Compounded Method. It is determined by dividing Net Performance for an "accounting period" by the Beginning Equity for such accounting period. An "accounting period" represents a full month if there has not been an Addition or Withdrawal within the month, or a portion of a month for each day where an Addition or Withdrawal has occurred within the month. Monthly Rate of Return is calculated by applying successively the rate of return for each accounting period within a month.

         (13) Rate of Return for each year is listed below the final Monthly Rate of Return for each calendar year and represents the compounded Rate of Return for each year or portion thereof. In some cases, the Rate of Return for a year is calculated for a period of less than twelve months when trading was not directed for an entire calendar year. For calendar year 1983, the Rate of Return is presented for that entire year and includes performance for accounts managed both by Mr. Dennis and Richard J. Dennis & Company during that year. The Rate of Return for each year represents an accumulated return for that calendar year (or portion of a calendar year). For the period from July 1, 1982, through December 31, 1986, it is , calculated by applying successively the Monthly Rate of Return for each month beginning with the first month of that year (or portion of a year). For example, in Table D-1, the 126.7% rate of return, for the portion of 1982 during which Mr. Dennis directed trading, was calculated by multiplying 100 by the quantity [(1 + 0.540) times (1 + 0.054) times (1 + 0.185) times (1 +
0.025) times (1 + 0.15) minus 1]. Beginning January 1, 1987, in Table D-2, it is calculated by applying successively the Adjusted Monthly Rate of Return rather than the Monthly Rate of Return. (See Notes (12) and (13).)

                                   APPENDICES

                              LETTER OF COMMITMENT


         The undersigned,_____________________________________________________,
having an address at ___________________________________________________ hereby acknowledges that he/she/it has committed and/or will commit money, securities or other tangible property ("funds") in the total amount of $___________ to a managed account trading program directed by _________________________________, a registered commodity trading advisor ("CTA"). Of this total amount, $___________ shall be and/or has been placed in a regulated commodity account (#____________) with the registered Futures Commission Merchant ("FCM") firm of _______________.

         The difference between 1) the total funds committed and/or to be committed and 2) all amounts deposited and/or to be deposited by the undersigned in such regulated commodity account shall be known as "balance of funds". The balance of funds is being/will be held in the following account(s) held by the FCM (committed only for the managed account program directed by the CTA).

                                      Account                Amount ($)

         Money Market Account
                                   ---------------       --------------

         T. Bill Account
                                   ---------------       --------------

         Other
                                   ---------------       --------------

         The undersigned further acknowledges that this balance of funds will be available at all times for transfer to the regulated commodity account directed by this CTA until further notice by the undersigned.

         The undersigned also authorizes the CTA to cause the FCM to transfer funds from the other Account(s) to the regulated commodity account in amounts not to exceed the total amount of the balance of funds. This authorization shall not serve to limit in any way any separate agreement between the undersigned and the FCM in which the undersigned authorizes the FCM to transfer from another account to his/her/its regulated commodity account.

         Date:                               CLIENT:
              ---------------------------           ---------------------------
                                                    Signature

                                             ----------------------------------
                                             (Name: printed or typed)

                                  By:
                                     -----------------------------------

                                  Its:
                                      ----------------------------------


         Acknowledged:

         ---------------------------           --------------------------------
         FCM's Authorized Signature            CTA's Authorized Signature

         By:                                   By:
            ------------------------              -----------------------------
            (print/type name)                     (print/type name)

         Title:                                Title:
               ---------------------                 --------------------------

                                    AGREEMENT



         This agreement, entered into this ________ day of _____________, 19___, by and between Dennis Trading Group, Inc. ("Trading Advisor"), located at 250 South Wacker Drive, Suite #650, Chicago, Illinois 60606, and
___________________________, hereinafter referred to as "CLIENT", located at________________


                                   WITNESSETH:

         WHEREAS, Trading Advisor is engaged in the business of rendering commodity trading advice;

         WHEREAS, CLIENT desires to engage Trading Advisor for the purpose of obtaining commodity trading advice; and

         WHEREAS, CLIENT desires to invest certain monies in trading commodity interests:

         NOW, in consideration of the mutual covenants contained herein, it is agreed as follows:

         1. CLIENT shall deposit with ___________________________________
hereinafter called the "Broker," who is mutually acceptable to both the CLIENT and the Trading Advisor, funds and/or securities in the amount of $______________ or more, for an account whose level of trading, risk, and advisory fees shall be based on the Account Size. As of the date of this Agreement, the Account Size shall be $__________. Unless otherwise notified in writing by the CLIENT, the Trading Advisor may choose to increase the indicated Account Size as profits are earned and/or may choose to decrease the Account Size should losses occur.

         2. CLIENT hereby agrees to give Trading Advisor complete investment and trading discretion with respect to trading in commodity interests (including futures contracts and options thereon) in said account, and hereby authorizes Trading Advisor to supervise and manage said account on his/its behalf. The Trading Advisor will have discretionary authority to make all trading decisions for the account, without prior consultation with CLIENT and without prior notice to or approval from CLIENT. CLIENT shall make no trading decisions for the account. The Trading Advisor is hereby appointed as CLIENT'S attorney in fact, and is given full power and authority to trade commodity interests in CLIENT'S account on CLIENT'S behalf, and to arrange, on behalf of CLIENT'S account, borrowing from third parties on a short-term basis in the event that it is necessary for the account to borrow money in connection with the delivery of any commodity interests for CLIENT'S account.

         3. Trading Advisor shall have full discretion with respect to making decisions relative to all purchases and sales (including short sales) of commodity futures and/or options or other futures instruments, traded on margin or otherwise for CLIENT'S account and risk.

         4. Trading Advisor agrees to charge and CLIENT agrees to pay Trading Advisor a quarterly incentive fee of up to 1/3 (the exact amount to be negotiated with each client) of "New Trading Profits," which will be withdrawn directly from his/its account. New Trading Profits are defined as that part of quarter-end equity which exceeds the sum of the greater of the highest previous value of quarter-end equity, or beginning equity for the first quarter of trading, after provision for the Trading Advisor's fee. Equity, for the purpose of computing this fee, is the sum of all cash, Treasury bills (if any) at their cost plus accrued interest and other obligations at their cost (plus accrued interest), interest receivable, if any, from futures commission merchants, and the current market value of all open commodity positions, without reduction for brokerage commissions which would be incurred upon liquidation. The Trading Advisor also agrees to charge and CLIENT agrees to pay a monthly management fee of up to 1/2% of Account Equity (the exact amount to be negotiated with each client) at the end of each month (6% annually). The monthly management fee will be calculated monthly and be payable quarterly. The management fee will be paid regardless of trading performance. Account Equity shall mean an account's total assets less total liabilities, to be determined on the basis of generally accepted accounting principles, consistently applied, unless otherwise specified below. Account Equity will include the sum of all cash, Treasury bills (if any) at their cost plus accrued interest, other interest-bearing obligations at their cost (plus accrued interest), interest receivable, if any, from futures commission merchants and the current market value of all open commodity positions, as indicated by the settlement price as determined by the exchanges on which such positions are maintained. If there are no trades on the date of the calculation due to the operation of the daily price fluctuation limits or due to closing of the exchange on which positions are maintained, the contract will be valued at the nominal settlement price as determined by the exchange. No reduction shall be made for brokerage commissions which would be incurred upon liquidation. Client acknowledges that he is responsible for the payment of all brokerage commissions incurred for his account.

         To the extent that the account incurs negative New Trading Profits, such amounts may be used to offset subsequent positive New Trading Profits as a "Trading Loss Carryover" for purposes of computing the incentive fee. However, any unutilized Trading Loss Carryover will be reduced on a pro rata basis, for any equity withdrawals from the CLIENT'S account.

         5. CLIENT is aware of the speculative nature and high risks associated with trading in commodity interests, including the risk that CLIENT may incur trading losses in an amount exceeding capital contributed to the account. CLIENT acknowledges that trading profits or freedom from losses in trading commodity interests cannot be guaranteed, and that the Trading Advisor cannot and does not imply or guarantee that CLIENT will make a profit. It is agreed that Trading Advisor will not be held responsible or liable for any trading losses in the account. In entering this Agreement, CLIENT has relied solely on the information contained in the Trading Advisor's Disclosure Document dated January 22, 1999. CLIENT expressly acknowledges he/it has read and understands the "Conflicts of Interest" described in that Disclosure Document.

         6. CLIENT acknowledges that the Trading Advisor will transmit orders to Broker, but will not execute such orders. The Trading Advisor will not be responsible for any acts, omissions or errors of the Broker in executing such orders. It is the sole responsibility of the Broker to furnish CLIENT with confirmations and account statements describing activities in the account. CLIENT will authorize the Broker to provide the Trading Advisor with copies of all such account statements. CLIENT further acknowledges that the Broker will have full custody of CLIENT'S funds and positions in commodity interests.

         7. CLIENT UNDERSTANDS AND AGREES THAT COMMISSIONS AND ADVISORY FEES ARE SUBJECT TO CHANGE. TRADING ADVISOR AGREES, HOWEVER, TO PROVIDE TIMELY PRIOR NOTICE OF ANY CHANGE IN ADVISORY FEES TO CLIENT.

         8. Trading Advisor will maintain and do business only through duly licensed and registered FCM's.

         9. CLIENT understands and agrees that Trading Advisor makes no warranties or guarantees relating to profit. CLIENT further understands the risks of loss inherent in investments, in general and in commodity trading, in particular.

         10. CLIENT agrees to indemnify and hold Trading Advisor harmless from all losses, costs, indebtedness and liabilities arising thereunder.

         11. This agreement and its enforcement shall be governed by the laws of the State of Illinois.

         12. CLIENT has received, read, and understood the Disclosure Document, dated January 22, 1999 relating to Trading Advisor.

         13. This agreement may be terminated by either party hereto at any time without liability except for accrued charges under paragraph t hereof.

         READ, AGREED AND ACCEPTED as of the date first above written.


                                            ------------------------------------
                                            CLIENT      (Print or Type)



                                            By:
                                               ---------------------------------
                                               (Signature)

                                            Title:
                                                  ------------------------------
                                                  (Print or Type)


                                            DENNIS TRADING GROUP, INC.



                                            By:
                                               ---------------------------------
                                               (Signature)

                                            Title:
                                                  ------------------------------
                                                  (Print or Type)

                                 ACKNOWLEDGMENT


         I have read and understood the Disclosure Document for Dennis Trading Group, Inc., dated January 22, 1999, and agree to all of the terms and conditions thereof, and have carefully considered the matters outlined and referred to therein in determining whether to open a commodity trading account advised by Dennis Trading Group, Inc.






DATE:
     --------------------          --------------------------------------------
                                   (Signature)




              ----------------------------------------------------
              (Name: printed or typed)

                          GIVE UP ORDERS AUTHORIZATION



         The undersigned Client(s) authorizes Dennis Trading Group, Inc. ("D.T.G."), to execute orders on behalf of the Client's account on a "give up" basis. D.T.G. shall have the authority to designate the FCM or Floor Broker who will act as Executing Broker for trades entered on behalf of the Client's account. The Executing Broker will "give up" the orders to the Client's Clearing Broker, which acts as the carrying broker, and which will carry these positions for the Client's account.

         The Client understands that the Executing Broker will charge fees for give up orders to the Clearing Broker. The Client agrees to pay the Clearing Brokers such fees from the Client's trading account held at the Clearing Broker.

         The Client authorizes D.T.G. to enter into all necessary agreements on the Client's behalf which are appropriate in the judgment of D.T.G. to carry out the obligations of D.T.G. in setting up and executing the "give up" order process. The Client authorizes D.T.G. to negotiate any such agreements up to, but not in excess of, "give up" charges amounting to $2.00 per side. Any charges in excess of this amount must be approved by the Client.

                             Client(s) Signature(s)

                             -------------------------------------

                             -------------------------------------

                             -------------------------------------

                             Client(s) Address(es)

                             -------------------------------------

                             -------------------------------------

                             -------------------------------------

                             -------------------------------------

                             DENNIS TRADING GROUP, INC.

                             By:
                                ----------------------------------

                                                                           19
                                                    ---------------------,   ---


                            FEE PAYMENT AUTHORIZATION




------------------------------

------------------------------

------------------------------
(Name of Brokerage Firm)

         In connection with my commodity trading account (number _____________) carried by you, you are hereby authorized to deduct and pay to Dennis Trading Group, Inc. such incentive and management fees ("Fees") as it may specify in writing to you from time to time. Dennis Trading Group, Inc. shall be solely responsible for determining the amount of such Fees, and you are hereby directed to comply with instructions you receive from Dennis Trading Group, Inc. without further direction or confirmation from the undersigned. This fee payment authorization shall remain in effect until terminated in writing by the undersigned.


DENNIS TRADING GROUP, INC.                  Client(s) Signature(s)
250 South Wacker Drive
Suite #650
Chicago, Illinois  60606
                                 -------------------------------------------


                                 -------------------------------------------


                                 -------------------------------------------



                                 Dated:
                                       -------------------------------------

                                   ADDENDUM I

                           CUSTOMER INFORMATION SHEET

For the purpose of apprising the Trading Advisor more fully of the individual client's personal, financial, business and educational background, the client must provide the following information, to be held in strict confidence.


1.  Name:                                     Date of Birth:
         ---------------------------------                  --------------------
    Address:
            --------------------------------------------

            --------------------------------------------

    Telephone:
              ------------------------------------------

2.  Principal occupation or business:
                                     -------------------------------------------

    ----------------------------------------------------------------------------

3.  Current employment and positions:
                                     -------------------------------------------

    ----------------------------------------------------------------------------

4.  Current annual income (estimated):
                                      ------------------------------------------

    ----------------------------------------------------------------------------

5.  If current employment is less than 3 years, previous position and employment

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

6. Present net worth (exclusive of principal residence, automobiles, and household furnishings):
                           -----------------------------------------------------

7.  Liquid net worth:
                     -----------------------------------------------------------

8.  Highest level of education completed:
                                         ---------------------------------------

9. The following best describe my time frame with respect to my discretionary account:

    Check appropriate item: Short-term (6 months or less)
                                                         -----------------------
                            Long-term (More than 6 months)
                                                         -----------------------
    Other (specify):
                    ------------------------------------------------------------

10. Do you have, or have you had, any futures trading experience?

    ----------------------------------------------------------------------------

    A. Managed Account (if so, please state the name of your Trading Advisor):

       -------------------------------------------------------------------------


    B. Self-directed (if so, please state the name of your clearing firm):

       -------------------------------------------------------------------------

Dated:                              Signed:
      -------------------------            -------------------------------------
      Client